Exhibit 10.10

SUPPLY AND DISTRIBUTION AGREEMENT

THIS SUPPLY AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into this 18th day of July 2011, by and between Kamada Ltd., a corporation organized and existing under the laws of Israel (“Kamada”) and Kedrion S.p.A., a corporation organized and existing under the laws of the Republic of Italy (“Kedrion”), together the “Parties” and each individually a “Party.”

WHEREAS:

A.	Kamada manufactures KamRAB, a proprietary human rabies immune globulin (“KamRAB”), for passive, transient post-exposure prophylaxis of rabies infection and wishes to obtain approval by the United States Food and Drug Administration of a Biologics License Application to market KamRAB in the Territory (hereinafter defined);

B.	Kedrion is a manufacturer and distributor of pharmaceutical products, including immune globulin products, and wishes to be the exclusive distributor of KamRAB for uses in the Territory (hereinafter defined) subsequent to FDA License Approval (hereinafter defined) of the BLA (hereinafter defined) for KamRAB;

C.	Kedrion, through its subsidiaries, is also a hyperimmune plasma collector in North America and wishes to support Kamada’s efforts to obtain approval by the FDA of a BLA to market KamRAB in the Territory by, among other things, arranging the supply of hyperimmune anti-rabies plasma to Kamada; and

D.	Kamada wishes to designate Kedrion as its exclusive authorized distributor in the Territory to market, promote and sell KamRAB, for uses permitted under the Biologics License (hereinafter defined) for KamRAB, and Kedrion wishes to accept such designation, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	EFFECTIVE DATE

This Agreement shall be effective immediately upon execution by the Parties (the “Effective Date”), except for those provisions, which by their nature are subject to the FDA License Approval, which shall become effective on the date of the FDA License Approval (“Approval Date”).

2.	DEFINITIONS

As used in this Agreement the following definitions shall apply in each case where the defined term appears in capitalized form:

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2.1.	“Act” – means the Federal Food Drug and Cosmetics Act (21 U.S.C. 301-302).

2.2.	“Additional Territories” – Any territories for which Kamada shall appoint Kedrion as exclusive distributor of the Product, in addition to the Territory.

2.3.	“Affiliate” – means any entity controlled by, controlling, or under common control with, a Party to this Agreement, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist for the Term of this Agreement.

2.4.	“Applicable Laws” – shall have the meaning set forth in Section 10.1 hereto.

2.5.	“BLA” – means with respect to the Product, a Biologics License Application, as defined in 21 CFR § 601.2, to market the Product in the Territory.

2.6.	“Biologics License” – means the license issued by the FDA to market sell and use the Product in the Territory as contemplated in 21 CFR Part 601.

2.7.	“Calendar Year” – means each twelve (12) month period beginning on January 1st and ending on December 31st.

2.8.	“CFR” – means the US Code of Federal Regulations, as may be amended from time to time, and any successor thereto.

2.9.	“cGMP” – means current Good Manufacturing Practice and General Biological Products Standards as defined in 21 CFR Parts 210, 211, 600 and 606.

2.10.	“Claim” – means any loss, claim, action, damage, expense or liability finally imposed by court, arbitration, regulatory agency or settlement resulting from third party claims, provided that such settlement complies with the terms of Section 10.3 hereof against a Party entitled to indemnification under this Agreement, and any reasonable defense costs and attorneys’ fees incurred by the Party entitled to indemnification in connection therewith.

2.11.	“Clinical Results” – shall have the meaning set forth in Section 4.2 hereto.

2.12.	“Clinical Study Report” – means the report(s) of the Clinical Trial(s) performed by Kedrion, or the CRO under the direction of Kedrion, to be submitted to the FDA in accordance with FDA guidance and comments, (including any new comments given by the FDA after approval of the IND for the Product in connection with the procurement of the Biologics License.

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2.13.	“Clinical Trials” – means the Clinical Trials to be conducted by Kedrion directly or through a CRO, in which the safety and efficacy as per FDA guidance of the Product are evaluated in human subjects for the purpose of obtaining and maintaining approval from the FDA of the BLA in accordance with ICH-cGCP requirements, local health laws, the Act and the CFR.

2.14.	“Contact Person” – means any person who possesses the skills, experience, education, and authority to perform a task or job described in this Agreement.

2.15.	“CRO” – means the Contract Research Organization (as defined in 21 CFR 3.12.3(b)) conducting the Clinical Trials under the direction of Kedrion.

2.16.	“FDA License Approval” – means the FDA written notice (which will be attached hereto as Exhibit A and incorporated as part of this Agreement upon its issuance) that it has approved a BLA to market and sell the Product in the Territory.

2.17.	“FDA” – means the US Food and Drug Administration.

2.18.	“Fiscal Year” – means a period of twelve (12) months beginning the eleventh (11th) business day following the date that Kamada provides the notice described in Section 5.14 to Kedrion and ending on the date immediately preceding the first anniversary of such date and each twelve (12) month period thereafter.

2.19.	“[*****] Manufacturing Cost” means [*****] to manufacture the Product which shall be comprised of the sum of the manufacturing cost of the Product, including but not limited to, direct labor and materials and testing costs incurred in connection with manufacture and quality control testing of the Product.

2.20.	“Handling Specifications” – means the specifications for the handling, storage, use, transport and general possession of the Product by Kedrion as set forth in the SOP (hereinafter defined) for the Product currently used by Kamada as more fully described in Exhibit B, as same may be modified in the specifications and standards defined and specified in an approved BLA for the Product. The Handling Specifications may be amended from time to time by the Parties as expressly provided under this Agreement or as may be required by the FDA.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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2.21.	“IND” – means an Investigational New Drug Application, as described in 21 CFR Part 312.

2.22.	“Investigator” – means an individual who actually conducts a clinical investigation (i.e., under whose immediate direction the drug is administered or dispensed to a subject), as defined in 21 CFR§ 312.3.

2.23.	“Investigator’s Brochure” – means the Investigator’s Brochure for the Product as required under 21 CFR § 312.55(a).

2.24.	“IRB” – means the committee responsible for reviewing and approving the protocols for the Clinical Trials for the Product, further to 21 CRF 50.3(i).

2.25.	“Kamada Marks” – shall have the meaning set forth in Section 14.3 hereto.

2.26.	“KamRAB” – means Kamada’s proprietary human rabies immunoglobulin, as further described in Exhibit C hereto, as may be amended by Kamada from time to time in order to comply with changes in Applicable Laws or to increase the efficiency and efficacy of the manufacture of KamRAB.

2.27.	“Lot” – means all material intended to have uniform character and quality that is produced by a single manufacturing procedure in accordance with established parameters and according to a single manufacturing order during that same cycle of manufacture.

2.28.	“Manufacturing Specifications” – as defined in Section 3.2.10 below.

2.29.	“Market” - as defined in Section 5.14.1 below.

2.30.	“Market Share” - as defined in Section 5.14.1 below.

2.31.	“Master Batch Record” – means the criteria, methodology, manufacturing Process, Specifications and formulae for the Product, which includes the identity and quantities of the Raw Materials and other components, as such may be amended by Kamada from time to time.

2.32.	“Plasma” – means FDA compliant hyperimmune rabies plasma required by Kamada in order to Process the Product.

2.33.	“Plasma Supply Agreements” – as defined in Section 3.2.5 below.

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2.34.	“Processing,” “Process,” and “Processed” – have comparable meanings and are intended to include, without limitation, the act of manufacturing and inspecting the Product in accordance with the Master Batch Records and specified procedures.

2.35.	“Product” – means KamRAB as approved by the FDA for distribution in the Territory for use for the permitted indications pursuant to the Biologics License.

2.36.	“Product Specifications” as specified in Exhibit C.

2.37.	“Raw Materials” – means the FDA approved hyperimmune rabies plasma and the associated manufacturing components, all of which are utilized by Kamada in Processing.

2.38.	“Regulatory Filings” – means any document or report required to be filed with respect to the FDA License Approval and the Biologics License under the Act and the associated regulations in Title 21 of the CFR, including, without limitation any supplement to the approval BLA and post-marketing report.

2.39.	“Technology” – means all the technical information, whether tangible or intangible, including (without limitation) any and all data, techniques, discoveries, inventions, Processes, formulations, know-how, patents (including any divisional, continuation, extension, reissue, reexamination certificate, or renewal patents), patent applications, inventor certificates, trade secrets, method of production and other proprietary information, that Kamada has rights to (as either owner, licensee or sublicense), or may hereafter obtain rights to, relating to the Product.

2.40.	“Term” – as defined in Section 13.1 below, and shall be deemed to include the Extended Term, if applicable and if the context requires.

2.41.	“Territory” means the United States of America.

3.	GRANT OF RIGHTS

3.1.	Kedrion Rights. Kamada owns certain Technology and facilities to manufacture the Product. Kamada agrees to use the Technology to manufacture the Product to be acquired by Kedrion subject to the terms and conditions set forth in this Agreement. Effective upon the approval of the BLA, and unless Kedrion has failed to comply with its minimum order obligations under Section 5.14 below after notice and the expiration of any applicable cure periods, Kedrion shall have, and Kamada shall be deemed to have granted to Kedrion, the exclusive right (exclusive even with regard to Kamada and its Affiliates) to distribute, market, offer for sale, sell, import and promote the Product in the Territory during the Term, under the Kamada label and brand name or a Kedrion label and brand name (in which event Kamada shall be indicated as the manufacturer of the Product) it being understood and agreed that the decision of label and brand name shall be made by Kedrion in its sole and absolute discretion. The Parties will also negotiate in good faith the granting to Kedrion of distribution rights in the Additional Territories.

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3.2.	Kamada Obligations. Kamada agrees that:

3.2.1.	BLA Submission, Maintenance and costs. Kamada will prepare the BLA together with all required supplements and amendments. Kamada shall submit the Product IND, together with any Product IND amendments and the final Clinical Trial protocol to the FDA no later than December 1, 2011. Kamada shall use commercially reasonable efforts to obtain approval of the IRB for the Phase III Clinical Trial protocol for the Product within sixty (60) days of its submission to the IRB. Kamada shall be responsible for all communication and correspondence with the FDA related to the IND and BLA, subject to the reasonable assistance of Kedrion. The FDA Prescription Drug User Fee (“PDU Fee”) payable to the FDA in connection with the BLA further to the provisions of the Prescription Drug User Fee Act shall be shared equally by the Parties. In the event either Party fails to pay its share of the PDU Fee, the other Party shall have the same rights and remedies as such Party has with respect to the failure of a Party to pay its share of any Phase IV Clinical Trial and any post-marketing commitment study under Section 3.4.1. Should Kamada decide not to complete the BLA submission process, for any reason whatsoever, other than (a) a negative Clinical Trial outcome, which negative outcome arises solely as a consequence of Kedrion’s failure to follow the approved Protocols for the Clinical Trials, or (b) the Parties’ mutual agreement that a negative Clinical Trial outcome has occurred without either Party’s direct fault, or (c) major regulatory changes in FDA guidelines that pose considerable difficulties on BLA submission, then Kamada shall reimburse Kedrion upon demand, subject to Kedrion’s providing Kamada with applicable documentation to support its reimbursement demands, for all of the third party out-of-pocket expenses incurred by Kedrion from the execution of this Agreement and related to the performance of its obligations under this Agreement, up to a maximum amount of [*****], provided, however, that Kedrion is not in material default in the performance of its obligations under this Agreement, it being understood and agreed that once Kedrion cures such material default, Kamada shall be required to make the reimbursement contemplated herein. If Kamada fails to maintain the Biologics License, except if such failure arises directly from (a) a breach by Kedrion in the performance of its obligations under this Agreement beyond any applicable notice and cure period, or (b) failure to achieve the expected results in the Clinical Trials due to Kedrion’s default (e.g. Kedrion’s failure to follow the approved Protocol(s)), and further provided that Kedrion has provided Kamada all reasonable assistance required by Kamada in connection with such purpose, or (c) the Parties’ mutual agreement that the Biologics License should no longer be maintained, then Kamada shall reimburse Kedrion on demand for all of Kedrion’s third party out-of-pocket expenses incurred from the execution of this Agreement and related to the performance of Kedrion’s obligations under this Agreement, up to a maximum amount of [*****], provided, however, Kedrion is not in material default in the performance of its obligations under this Agreement, it being understood and agreed that once Kedrion cures such material default, Kamada shall be required to make the reimbursement contemplated herein, unless Kamada did not maintain the Biologics License solely as a consequence of such uncured default by Kedrion, in which case, Kamada shall not be required to make such reimbursement. In the event of a dispute concerning whether Kedrion or Kamada is responsible for a negative Clinical Trial outcome (or that a negative Clinical Trial outcome has occurred without either Party’s direct fault), the matter shall be resolved further to the provisions of Article 19, however, the arbitrators shall have the additional right/remedy of apportioning between the Parties the responsibility for the negative Clinical Trials outcome. Notwithstanding the above, the Parties agree that there may be certain instances where a negative Clinical Trial outcome may occur without either Party’s direct fault.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.2.2.	Kamada, at its sole cost and expense, shall, as soon as commercially reasonable, reply to technical and commercial queries received from Kedrion in the course of the performance of its obligations hereunder and shall provide Kedrion with such technical assistance and technical, professional, and information as are available and reasonably necessary to support the promotion, marketing and sale of the Product in the Territory.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.2.3.	Kamada and its Affiliates shall not (a) engage in any marketing, promotion, advertisement, sale or distribution of the Product within the Territory, (b) knowingly sell the Product to any third party for resale in the Territory, or (c) allow any third party to market or sell the Product in the Territory. Kamada shall make its best commercial efforts to enforce the exclusive rights granted to Kedrion further to this Agreement, including, without limitation, by initiation, prosecution and control, of any action, suit, or other proceeding by counsel of its own choice. Kedrion shall have the right, at its own expense, to be represented by counsel of its own choice in any legal enforcement action brought by Kamada with respect to the exclusive rights granted to Kedrion. If Kamada fails to prosecute a suit, action or proceeding with respect to Kedrion’s exclusivity, then Kedrion shall have the right (but not the obligation) to bring any such suit, action or proceeding by counsel of its own choice. The costs and expenses incurred by the Parties in bringing any such suit, action or proceeding shall [*****] unless the need for such enforcement action or proceeding arises from Kamada’s acts or failure to use commercially reasonable efforts to enforce the exclusivity granted to Kedrion pursuant to this Agreement, in which event, such costs and expenses shall be the sole responsibility of Kamada. Neither Party shall settle a dispute regarding Kedrion’s exclusivity in the Territory without the consent of the other Party, which consent shall not be unreasonably withheld.

3.2.4.	Kamada shall (a) not use its Technology, or (b) allow any of its Affiliates to use its Technology; and (c) knowingly allow any third party to use itsTechnology (e.g., by grant of a license), for the purpose of competing with Kedrion, directly or indirectly, in the Territory in connection with the marketing and sale of the Product.

3.2.5.	Kamada shall use commercially reasonable efforts to enter into a Plasma Supply Agreement and a Quality/cGMP Agreement (collectively, the “Plasma Supply Agreements”) with Advanced Bioservices LLC (“ABS”), an indirect subsidiary of Kedrion, within thirty (30) days of the execution of this Agreement. Such Plasma Supply Agreements shall be substantially in the forms currently being negotiated by ABS and Kamada. During the Term, Kamada shall not enter into any other plasma supply agreements, without offering ABS the right to provide equivalent Plasma under the same terms and conditions, as proposed by the other Plasma supplier.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.2.6.	It is agreed that notwithstanding anything to the contrary herein, except for the obligation to provide Product for the BLA and the Clinical Trials as contemplated in Section 3.2.10 and Section 4.4, Kamada shall not be obliged to acquire any equipment, supplies and/or Raw Material (including comparator drugs and Active Vaccine required for such Clinical Trials) or to make any other preparations related to the Processing and/or supply of the Product to Kedrion hereunder and/or to incur any costs or expenses in connection therewith, until Kedrion actually initiates a Clinical Trial pursuant to the FDA approved IND, which initiation of the Clinical Trial shall be evidenced by the first entry of the first subject into the study – “FPI- FIRST PATIENT IN”.

3.2.7.	Kamada shall appoint a Contact Person to serve as a liaison and chief point of contact between Kamada and Kedrion for all issues related to the Clinical Trials and a Contact Person to serve as liaison and chief point of contact between Kamada and Kedrion for all marketing, sales and technical issues related to the Product.

3.2.8.	Kamada shall be responsible for establishing a pharmacovigilance monitoring system (including data base management and a toll-free US medical hotline support), with the reasonable assistance of Kedrion. Such monitoring system will include (i) provision of minimum pharmacovigilance information regarding a reporter who is identifiable by name, initials and/or address; (ii) an identifiable patient/subject (i.e., identifiable by patient number, date of birth, age, or gender); (iii) at least one suspected substance/medicinal product; and (iv) at least one suspected adverse drug event. The Parties will execute a pharmacovigilance agreement based on the above understandings and containing usual and customary terms within [*****] of the approval of the BLA.

3.2.9.	Kamada shall be responsible to conduct the post marketing activities, including Phase IV Clinical Trials, chemistry manufacturing and control (CMC) commitments, as may be requested by the FDA. Nontheless, as provided in Section 3.4.1 below, Kedrion and Kamada shall equally share the costs of such activities.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.2.10.	Kamada shall be responsible for supplying the Products to be used for the BLA and the Clinical Trials in such amounts as may be indicated in the applicable Clinical Trial protocol, in compliance with cGMP standards and the specifications for the chemistry, manufacturing and quality control and all applicable FDA requirements set forth in 21 CFR Part 312 for labeling, packaging and shipping of investigational drugs (hereafter collectively “Manufacturing Specifications”). The cost of all Product units, including those in excess of the amount indicated in the applicable Clinical Trial protocol, shall be borne by Kedrion in accordance with the provisions of Section 4.4.1. The Manufacturing Specifications and the Handling Specifications will be confirmed and finalized upon approval of the BLA by the FDA. Kamada represents that its current SOP for the Product substantially complies with the current Regulations promulgated by the FDA. If, upon testing conducted after release of each Lot, any Product unit fails to meet the Product Specifications, Kamada shall notify Kedrion of such failure, specifying the deficiency, and taking such actions with respect to the damaged Product units as may be required by the FDA and Applicable Laws. Kamada shall replace the damaged Product units as soon as commercially reasonable and technically feasible, provided, however that if such damage results directly from the failure of the Plasma provided by ABS to comply with the provisions of the Plasma Supply Agreement, Kedrion shall bear all costs related to replacement of such damaged Product units.

3.2.11.	Kamada will provide Kedrion with not less than [*****] prior written notice if Kamada intends to make any significant modifications to the Product Specifications or the Handling Specifications. Kamada shall, within [*****], notify Kedrion of any required changes to the Product Specifications or the Handling Specifications mandated by the FDA. Kamada will only implement the modified Product Specifications or the Handling Specifications after submitting to the FDA an amendment to supplement the IND for the Product if necessary under 21 CFR 312.23. In case that such amendment may impact the Product features and marketing ability of the Product, Kamada will consult with Kedrion with respect to same.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.3.	Kamada Rights. Except as expressly provided in Sections 3.1 and 3.2, Kamada shall retain all rights to, directly or indirectly, develop, distribute, market, offer for sale, sell, import and promote the Product outside of the Territory except for in the Additional Territories, to the extent that Kedrion was granted with the exclusive right to distribute the Product in such Additional Territories by way of a written agreement duly executed by the Parties hereto.

3.4.	Kedrion Obligations. Kedrion shall, directly or indirectly through an appointed third party (provided that Kedrion remains responsible for the performance of the following obligations by such third party):

3.4.1.	perform and finance the pre BLA Clinical Trial(s), if Clinical Trials are required by the FDA to pursue commercialization of the Product in the Territory, including but not limited to the cost of comparator drugs and active vaccine required for such Clinical Trials, provided, however, that if a phase IV Clinical Trial and/or a post marketing commitment study (collectively, the “Activities”) is required by the FDA, (a) Kedrion and Kamada shall equally bear any costs of such Activities, (b) the protocol for such Activities, shall be jointly developed by Kedrion and Kamada acting in good faith and if they are unable to agree on the form of protocol, the matter shall be resolved pursuant to the provisions of Section 19 hereof, and (c) Kedrion shall conduct the phase IV Clinical Trial and the post marketing commitment study, if such Activities are required. Should Kedrion fail to finance the Clinical Trials (or its share of any phase IV Clinical Trial or the post marketing commitment study), then, provided Kamada is not in material default in the performance of its obligations hereunder, (x) Kedrion shall reimburse Kamada all of its out-of-pocket expenses (including equipment, supplies, utilities and services) incurred by Kamada after the execution of this Agreement in performing its obligations hereunder (including the cost of Plasma purchased from ABS) less such costs directly incurred by Kamada for the purpose of manufacturing the Product units purchased by Kedrion further to Section 4.4.1, up to a maximum amount of [*****], it being understood and agreed that once Kamada cures such material default, Kedrion shall be required to make the reimbursement contemplated herein, and (y) immediately transfer, and be deemed to have transferred, the Clinical Results (as defined below) and all rights related thereto to Kamada. If Kamada fails to timely pay one-half of the cost of the phase IV Clinical Trial and the post marketing commitment study, if any, in addition to all remedies available at law or in equity, Kedrion shall have the right to offset the amount thereof, against the amounts due to Kamada for the Product, provided, however, that Kedrion is not in material default in the performance of its obligations under this Agreement, it being understood and agreed that once Kedrion cures such material default, Kedrion can exercise such right of offset or Kamada shall be required to make the reimbursement contemplated herein.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.4.2.	to the extent permitted by the Act, and after completion of the Phase III Clinical Trial, undertake standard pre-launch activities with respect to the Product directly, or indirectly through agents, contractors and distributors, in order to promote the sale and use of the Product in the Territory and [*****].

3.4.3.	provide advertising materials to Kamada to be submitted by Kamada to the FDA for approval, following Kamada’s approval and its confirmation of adherence of such materials to FDA regulatory standards.

3.4.4.	use commercially reasonable efforts to cause ABS to enter into the Plasma Supply Agreements with Kamada;

3.4.5.	until approval of the BLA, provide, or cause ABS to provide, the FDA approved hyperimmune rabies plasma sufficient to Process the number of units of the Product needed in order to comply with the approved protocols for the Clinical Trials at the price set forth in Section 4.4.1.

3.4.6.	upon approval of the BLA, (except with respect to pre-launch activities which shall be conducted in accordance with the provisions of Section 3.4.2), directly, or indirectly through agents, contractors and distributors, (a) use commercially reasonable efforts to promote, market and sell the Product in the Territory; (b) professionally promote the sale and use of the Product in the Territory and (c) perform all marketing and sales activities for the Product in the Territory, including, but not limited to, promotion of the Product by way of meetings, seminars, advertisement in magazines, participation in exhibitions, sales of the Product and after sales support. The Parties will discuss in good faith such activities and timing thereof, in sufficient time prior to BLA approval, as preparation for market entry.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.4.7.	make written periodic reports, at least quarterly, commencing in the quarter in which the BLA is approved by the FDA, specifying: (i) the promotional activities carried out by Kedrion in the reported quarter; and (ii) any complaints and requests of customers of which Kedrion is aware that Kedrion believes have had, or in the future may have, a material and adverse effect on the marketing, sale or distribution of the Product in the Territory and Additional Territories, if applicable. Kedrion shall promptly report to Kamada any significant developments that could be reasonably foreseen to have an immediate material adverse impact on the marketing and sales activities of Kedrion with respect to the Product;

3.4.8.	conduct business in a manner that reflects favorably at all times on the Product, and the goodwill and reputation of Kamada and avoid deceptive, misleading or unethical practices. Kedrion shall refrain from making any representations, warranties or guarantees with respect to the Product that are inconsistent with those made by Kamada in its literature for the Product or that are against the applicable regulations promulgated by the FDA or Applicable Laws. Kedrion shall, promptly upon creation thereof, submit to Kamada for its review and approval, all promotional material intended to be used by Kedrion in the promotion of the Product, which approval shall not be unreasonably withheld, conditioned or delayed.

3.4.9.	appoint a Contact Person to serve as a liaison and chief point of contact between Kedrion and Kamada for all issues related to the Clinical Trials and a Contact Person to serve as a liaison and chief point of contact between Kedrion and Kamada for all marketing, sales, and technical issues related to the Product.

3.4.10.	upon approval of the BLA, employ, or retain a biological products distributor to provide, a professional sales support organization to provide sales support for sales of the Product in the Territory.

3.4.11.	upon approval of the BLA, keep Kamada informed as to any marketing and regulatory issues encountered (including with respect to pharmacovigilance requirements) and resolutions proposed in relation to the Product and communicate promptly to Kamada all modifications, design changes, or improvements to the Product suggested by any customers, or any employee, agent or contractor of Kedrion (collectively, “Modifications”), it being understood and agreed that Kamada shall be and remain the exclusive owner of such Modifications.

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3.4.12.	refrain from representing itself as an agent of Kamada.

3.4.13.	not sell, market, offer for sale, export or promote the Product, directly or indirectly, outside the Territory, or knowingly sell the Product to any third party for resale outside the Territory.

3.4.14.	report to Kamada any information received from any third party related to an adverse event related to the use of the Product, consistent with FDA regulations or Kamada’s procedures (to the extent such Kamada procedures have been communicated to Kedrion). Kedrion shall provide all necessary assistance required by Kamada in order to comply with Section 4.3.2 below.

3.4.15.	without the prior written consent of Kamada, refrain from, directly or indirectly, whether as principal, partner, or as agent together with, or for any person, manufacture, use, test, promote, market, distribute or sell in the Territory, or the Additional Territories, if applicable, or otherwise deal in any product in the Territory, or the Additional Territories, if applicable, which is similar to and/or competes with the Product, during the term of this Agreement.

3.4.16.	Kedrion shall provide reasonable assistance to Kamada in the establishment and maintaining the pharmacovigilance monitoring system as the distributor of the Product in the Territory, such assistance shall include field corrections, Product withdrawals, adverse event reporting (as described under Section 3.4.14 above) and complaint reporting to Kamada or any other relevant report. The Parties will execute a pharmacovigilance agreement, to be negotiated by the Parties in good faith, based on the above understandings and containing usual and customary terms, [*****] of the approval of the BLA, provided that if the Parties are unable to agree, the matter will be determined further to the provisions of Article 19.

3.4.17.	assist Kamada in conducting post marketing activities requested by the FDA.

3.4.18.	throughout the term of this Agreement and after approval of the BLA, bear all costs and expenses related to the registration and maintenance of the registration of the US brand name of the Product. Upon transfer of the US brand name of the Product to Kamada following the expiration of this Agreement or its earlier termination by Kamada, except for cause, all such costs and expenses shall be borne by Kamada.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.4.19.	Kedrion will perform such other commercially reasonable activities as may be necessary for Kedrion to faithfully and diligently perform its obligations as Kamada’s distributor in the Territory.

4.	REGULATORY MATTERS

4.1.	General. In connection with performing their respective obligations pursuant to this Agreement, Kedrion and Kamada shall use all commercially reasonable efforts to perform such obligations diligently, with the objective of maximizing the sales potential of the Product and promoting the therapeutic profile and benefits of the Product in the most commercially beneficial manner in accordance with Applicable Laws. Without limiting the generality of the foregoing, each Party shall, at its own expense, except as otherwise specifically provided in this Agreement:

4.1.1.	Collaborate and cooperate in the preparation and submission of all Regulatory Filings, and if the Parties are unable to agree on the submission, the matter shall be resolved by Kamada acting in good faith;

4.1.2.	Use commercially reasonable efforts to perform the obligations of such Party set forth in this Agreement;

4.1.3.	Perform such Party’s obligations under this Agreement in compliance in all material aspects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable cGMP to achieve the objectives of this Agreement efficiently and expeditiously; and

4.1.4.	Maintain records in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Product in the form required under all applicable laws and regulations.

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4.2.	Ownership. Kamada shall be the exclusive owner of the BLA and, if the BLA is approved by the FDA, Kamada shall be the exclusive owner of the Biologics License. Kamada shall also exclusively own the Product IND, all Regulatory Filings pertaining to the Product and all data pertaining to Kamada’s Technology and the Kamada Marks. Kedrion shall be the exclusive owner of all data, studies, reports etc. associated with the Clinical Trials conducted by Kedrion or by any third party on its behalf under this Agreement in relation to the Product (hereinafter the “Clinical Results”), provided, however, that in the event that Kedrion fails to fully comply with (a) its obligations to finance the Clinical Trials or its share in the financing of the phase IV Clinical Trial or post marketing studies under Section 3.4.1, after [*****] prior written notice and opportunity to cure or (b) or timely cure an Order Shortfall under Section 5.14 below, then Kamada shall, in addition to all remedies available at law or in equity, automatically become the exclusive owner of the Clinical Results and all rights related thereto, provided, however, that Kamada is not in material default in the performance of its obligations hereunder or under the Plasma Supply Agreements, it being understood and agreed that once Kamada cures such material default, the Clinical Results shall be deemed transferred to Kamada. Kedrion shall grant Kamada a perpetual license, at no cost to Kamada, terminable only upon material default by Kamada in the performance of its obligations under this Agreement or the Plasma Supply Agreements beyond any applicable notice and cure period, to use the Clinical Results for the purpose of the BLA and Regulatory Filings and other regulatory submissions worldwide for the Product, promotional materials, scientific publications, and in connection with any joint analysis and any further clinical and/or research and development activity to be conducted by Kamada. Kedrion shall also license out to Kamada, at no cost to Kamada, the Clinical Results for purposes of updating existing Product registrations which Kamada holds worldwide and for new registrations which Kamada may apply for, simultaneously with or following the BLA approval of the Product in new territories. Unless Kamada becomes the owner of the Clinical Results as described above, Kamada may not use the Clinical Results for any other purpose unless granted in writing by Kedrion.

4.3.	Duties.

4.3.1.	As the owner of the Biologics License for the Product, Kamada shall be primarily responsible for preparing and filing all Regulatory Filings which are required as a consequence of the approval and ownership of the BLA, including any supplemental applications and post marketing reports required by 21 CFR Parts 314, 600 and 601. Kamada may consult with Kedrion in preparing post-approval Regulatory Filings.

4.3.2.	Kamada shall be responsible for conducting all communications with the FDA regarding the Product. Kamada shall provide Kedrion with copies of all significant correspondence received from the FDA regarding the approved Clinical Trial protocol and any FDA adverse product experience reports as defined in 21 CFR § 600.80 or MEDWATCH reports forwarded to Kamada by the FDA associated with the use of the Product, or any other correspondence related to Clinical Trial protocol. Additionally, Kamada may discuss with Kedrion any commitments to the FDA prior to agreeing to same.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.3.3.	Kamada shall be responsible for compliance of the Product Specifications in accordance with the approved BLA.

4.3.4.	Kedrion shall be responsible for compliance with the Handling Specifications upon delivery of the Product to Kedrion in accordance with provisions of Section 5.6.

4.3.5.	Kedrion shall be responsible for notifying Kamada of all communications received from the FDA that have implications concerning the distribution of the Product in the Territory. Kamada is responsible for notifying Kedrion of any communication received from the FDA that could have implications concerning the supply, sale or marketing of the Product in the Territory. Kedrion and Kamada shall each give the other prompt notice of any information either of them receives regarding the safety of the Product, including any confirmed or unconfirmed information on adverse experience or unexpected serious adverse experience, as defined in 21 CFR Part 600, associated with the use of the Product. For serious adverse experience, notice must be given by email within [*****] business days and for unexpected serious adverse experience, notice must be given by email within [*****] days. Kamada shall be responsible for all responses due and cost for filing any report with the FDA concerning such adverse reactions associated with the use of the Product, as required by applicable laws and regulations (including 21 CFR § 600.80).

4.4.	Kedrion shall be responsible, at its sole cost and expense, for conducting the Clinical Trials including all such tasks and activities set forth in Exhibit D attached hereto, in compliance with all applicable FDA regulations, as further provided below.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.4.1.	Kedrion, directly or indirectly through a qualified CRO, shall be responsible for conducting the Clinical Trial)s( in compliance with the requirements of 21 CFR 312.52 and the Product IND and BLA. Kedrion shall discuss with Kamada the site(s) and CRO for the Clinical Trials but Kedrion shall ultimately decide (a) where to perform such Clinical Trials within FDA guidance on location, and (b) which CRO to retain and the terms, covenants and conditions of the agreement with the CRO and Kamada shall have no claims with respect thereto. Kedrion shall purchase Product from Kamada for the Clinical Trials at a price of [*****] 10ml vial or [*****] per 2ml vial. Kamada shall be responsible for assuring that all Sponsor obligations under 21 CFR Part 312 are met either by Kedrion, or as delegated by Kedrion, to the CRO.

4.4.2.	In order to comply with its responsibilities as set forth above, Kamada shall be entitled to audit, at its sole cost and expense (a) the Clinical Trial process (in order to assure that the Clinical Trial is performed under ICH-GCP), (b) the CRO and (c) the site, and will be provided with a redacted copy of the agreement between Kedrion and the CRO promptly after execution thereof to the extent necessary to facilitate any audit by Kamada. Such audit shall be initiated upon written request by Kamada, after which the Parties shall agree on a timetable for the applicable audit, no later than [*****] following such written request. After Kamada has finished its audit, the Parties shall confer on the results of Kamada’s audit. For clarity, it is agreed that the provisions of this Section 4.4.2 or the results of the audit shall not limit Kamada’s rights to enforce its rights or the provisions of this Agreement if it believes them to have been infringed or breached.

4.4.3.	Kamada shall be responsible for preparing the Product IND. Kamada will be the contact with the FDA on all matters related to the Product IND, the Clinical Trials and the use of the Product and will consult with Kedrion prior to all regulatory decisions, but shall not make any decision that will materially and adversely affect the rights and obligations of Kedrion under this Agreement. Kedrion shall use reasonable commercial efforts to conduct (or cause the CRO to conduct) the Clinical Trials in a timely manner and in accordance with this Agreement, the approved protocol for the Clinical Trials, and all applicable federal, state and local regulatory requirements pertaining to the Clinical Trials. The Parties shall keep each other informed, in a timely manner, of all regulatory issues pertaining to the conduct of the Clinical Trials.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.4.4.	Each of the Parties shall use its commercially reasonable efforts to work collaboratively and in a timely manner in meeting all regulatory requirements related to the Product IND, including without limitation providing information reasonably requested by the FDA related to the Clinical Trials. Each Party shall timely respond to inquiries from the other Party with respect to such FDA and regulatory requirements.

4.4.5.	If Kedrion elects to conduct the Clinical Trials through a CRO, Kedrion shall be responsible for (a) selecting and hiring a CRO to conduct the Clinical Trials, within [*****] of notice from the FDA of approval of the Product IND, and selecting and engaging applicable site(s) for the conduct of such Clinical Trials, within [*****] days of notice from the FDA of approval of the Product IND. Kedrion shall be responsible for overseeing and paying any such CRO and other related vendors for the Clinical Trials (e.g. central laboratory, specialty laboratory, distribution and warehousing, suppliers for comparator and active vaccine and additional vendors per Clinical Trial necessities) to conduct the Clinical Trials, subject to the contribution obligations of Kamada further to the provisions of Section 3.4.1 regarding any phase IV Clinical Trial. Kedrion shall be required to commence, or cause the CRO to commence, the Clinical Trials no later than [*****] after the later of (x) IRB approval of the protocol for the applicable Clinical Trial or (y) the supply, by Kamada, of sufficient units of the Product needed to conduct such Clinical Trial.

4.4.6.	After obtaining all necessary regulatory approvals from the FDA and the IRB, Kedrion or the CRO, under the direction of Kedrion, shall initiate a Clinical Trial with qualified Investigators in which the safety and efficacy of the Product will be evaluated in subjects in accordance with the protocol approved by FDA. Kamada and Kedrion shall work closely with the CRO in preparing detailed protocols for the Clinical Trials as needed to obtain FDA clearance.

4.4.7.	Kedrion shall be responsible, at its sole cost and expense, for assuring that the Clinical Trials are conducted in compliance with all applicable ICH-GCP, FDA regulations protecting human subjects, including, but not limited to, those set forth in 21 CFR Parts 50 and 56 and applicable local health laws. Kedrion or the CRO shall assure that no subject will receive the Product until (a) the Investigator has been provided with copies of the Investigator’s Brochure, the IRB approval of the Clinical Trial protocol and applicable informed consent form, (b) the subject has been fully informed of the risks and benefits of participating in the Clinical Trial and (c) the subject has signed the approved informed consent form.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.4.8.	Kedrion shall be responsible, at its sole cost and expense, for assuring that the Clinical Trials are conducted in compliance with all applicable FDA regulations, including without limitation the following:

(1)	Good Clinical Practices (“GCPs”), prudent research practices and the IRB-approved protocol for the individual Clinical Trial.

(2)	The Health Insurance Portability and Accountability Act of 1996, as codified at 42 USC § 1320d (“HIPAA”) and its implementing regulations, including without limitation 45 CFR Parts 160 and 164 (the “Privacy Regulations”) and 45 CFR Parts 142 (the “Security Regulations”), collectively the “HIPAA Requirements.” Kedrion shall assure compliance with applicable HIPAA Requirements for obtaining and disclosing protected health information (“PHI”), as that term is defined in 45 CFR § 164.501, in the Clinical Trials.

(3)	Neither Kedrion nor the CRO shall retain, employ or involve any person conducting the Clinical Trials if such person is (i) debarred by the FDA under 21 USC 335a; (ii) the subject of a disqualification proceeding or is disqualified as a clinical investigator pursuant to 21 CFR. § 312.70; or (iii) has been excluded from participation in any federal health care program pursuant to Title XI of the Social Security Act.

4.4.9.	Kedrion shall be responsible, at its sole cost and expense, for using commercially reasonable efforts to assure that all Investigators fulfill their duties as investigators in the Clinical Trial(s) under the GCPs.

4.4.10.	Kedrion shall be responsible, at its sole cost and expense, for assuring that all Investigators receive a copy of the Investigator’s Brochure as required under 21 CFR § 312.55(a). Kamada shall be responsible for the cost of preparation of the Investigator’s Brochure.

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4.4.11.	Kedrion shall be responsible, at its sole cost and expense, for assuring that safety information regarding life-threatening, serious and/or unexpected adverse drug experiences is collected during the Clinical Trials as required under 21 CFR § 312.32. Kedrion shall promptly provide to Kamada written reports of any and all such adverse drug experiences for Kamada’s review and evaluation. Kedrion shall notify Kamada immediately by telephone of any unexpected or life-threatening adverse event associated with use of the Product and followed by written notice not more than [*****] thereafter. During the Clinical Trials, Kedrion shall be responsible for (a) issuing safety reports, (b) investigating all safety information, (c) following-up as appropriate under 21 CFR § 312.32(d) and be responsible for preparing and timely submitting written safety reports for Kamada, in order for Kamada to submit such reports to the FDA, as the holder of the Product IND, as required under 21 CFR § 312.32(c) on: (a) all serious and unexpected adverse drug experiences as soon as possible but not later than [*****] calendar days of receiving notice of such experiences, and (b) all serious adverse drug experiences, as soon as possible but not later than [*****] calendar days of receiving notice of such experiences. Kamada shall be responsible for notifying the FDA of any unexpected fatal or life-threatening drug experience by telephone or facsimile as soon as possible but not later than [*****] calendar days of receiving information about such experiences.

4.4.12.	Kedrion shall be responsible at its sole cost and expense for assuring that the Product is distributed only to qualified Investigators, in the approved site(s) for the Clinical Trials for which IRB approval has been granted for use in the Clinical Trials in accordance with the approved protocol. Kedrion shall assure that any and all unused quantities of the Product dispensed to Investigators for use in the Clinical Trials are returned by such Investigators to Kedrion and disposed of by Kedrion in accordance with Applicable Laws. Kedrion shall be responsible for drug accountability and maintain complete, accurate and current records of the disposition of each Product unit as required under 21 CFR § 312.59 and provide such records to Kamada at the conclusion of the Clinical Trials.

4.4.13.	Kamada shall provide to Kedrion the approved Clinical Trial protocol and relevant and non confidential chapters of the Product IND and copies of any proposed amendments to the approved protocol of the Product IND, at least [*****] days prior to the intended submission to the FDA, for review. In addition, Kamada shall forward to Kedrion copies of all communications with the FDA pertaining to the Product IND, and relevant and non confidential chapters of the Product IND, promptly after receipt of same.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.4.14.	Kamada shall be responsible, at its sole cost and expense, for complying with all regulatory requirements necessary to maintain the Product IND and providing the FDA with any supplemental information to amend the Product IND as required under 21 CFR § 312.31. Kedrion, without cost, shall reasonably assist Kamada in connection with such compliance and maintenance.

4.4.15.	Kamada shall be primarily responsible, at its sole cost and expense, for preparing all FDA required reports and records in consultation with Kedrion, provided that Kedrion shall be responsible for preparing, or causing to be prepared, the Clinical Study Reports for the Clinical Trials. Kamada shall submit all required reports related to the Clinical Study and to the relevant and non confidential chapters of the Product IND to Kedrion for comment, not less than [*****] prior to submission to the FDA. Kamada shall maintain all FDA required records for [*****] after approval of the BLA as required under 21 CFR § 312.57(c) or [*****] after termination of this Agreement, whichever occurs earlier.

4.4.16.	Kamada shall maintain adequate records of shipments of the Products, as required under 21 CFR § 312.57(a), including the recipient, date, quantity, and batch or code mark of each shipment.

4.4.17.	Kamada shall review and evaluate all safety information received from Kedrion and provide timely feedback to Kedrion in order to allow Kedrion to comply with its safety reporting obligations under the Act and the CFR. Kedrion shall cooperate with Kamada in investigating all adverse events associated with use of the Product, as required under 21 CFR § 312.32(d).

4.4.18.	Kedrion shall cooperate with Kamada as needed to prepare all reports required by the FDA to assure timely submission of complete and accurate reports and Regulatory Filings.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.4.19.	Kedrion shall be responsible, at its sole cost and expense, for preparing the Clinical Study Reports (including all attachments and supplements thereto as set forth in the applicable protocol) for each Clinical Trial and in accordance with FDA guidance and comments in BLA, in accordance with 21 CFR § 601.2. Kedrion shall consult extensively with Kamada in preparing drafts of the clinical study report for review and comment by Kamada. Kedrion shall endeavor to complete or cause the CRO to complete, the Clinical Study Report for the Clinical Trials as soon as sufficient data are available from such Clinical Trial to satisfy FDA requirements for approval of a BLA for the Product.

4.4.20.	Kedrion shall own all Clinical Results. The Parties shall consult with each other in the interpretation of the data. Kedrion shall maintain the Clinical Results as needed to prepare reports and maintain records required under 21 CFR Part 312 and Kamada will use the Clinical Results to prepare the BLA. Kedrion shall provide Kamada with copies of all Clinical Results on a regular basis, and, in any case, no less frequently than quarterly.

4.4.21.	Both Parties shall have the right to attend all meetings with the FDA, the IRB and/or the CRO (if any) with respect to the Clinical Trials and the relevant and non confidential chapters of the Product IND.

5.	PRODUCT SUPPLY

5.1.	Supply. Kamada shall supply Kedrion with Product pursuant to the terms and conditions of this Agreement. The Product shall be ordered and supplied at the Purchase Price (as defined in Section 6.1 and calculated pursuant to the provisions of Exhibit E), according to the procedures outlined in this Article 5.

5.2.	Processing. Kamada, as the owner of the Technology for the Product and any improvements thereof, shall be responsible for Processing the Product, whether by itself or by third parties, subsidiaries or Affiliates, in accordance with the Manufacturing Specifications. Said Processing shall include, without limitation, all Product labeling and other package inserts and materials required by the FDA. Kamada shall ensure that all services, facilities and Raw Materials used in connection with such manufacture comply, in all material respects, with the applicable cGMPs in effect.

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5.3.	Change in Processing. Kamada shall update Kedrion reasonably in advance on any major planned changes to the Product's manufacturing process. A change is defined as any variation that: (a) may materially affect the quality, purity, identity or strength of the Raw Materials or the Product, (b) would necessarily result in changing, altering or modifying the Product Specifications, Handling Specifications, Testing Methods (defined below), sampling procedures, validation procedures, or (c) may materially and adversely affect the quantity, availability or timing of delivery of Product. In the event that such a change is required under applicable law, regulation or by any competent regulatory authority, Kamada shall solely bear any and all costs and expenses associated with implementing said change, including, but not limited to, manufacturing and regulatory costs. Kedrion shall bear any costs of performing the studies necessary to meet any and all requirements from the FDA (including, without limitation, the requirements of 21 CFR §§ 600.14 and 601.12) needed to approve such change, including the costs of any FDA required clinical trials necessary to implement said change. The costs of the Product required for such clinical trials shall be shared equally between the Parties. Within [*****] days from receiving Kamada's first notice of any such planned change, Kedrion may place a purchase order for up to the aggregate annual quantity of the Product set forth in the then applicable [*****] purchase forecast, and Kamada shall make its commercially reasonable efforts to supply such quantity according to a timetable that shall be agreed by the Parties and if they are unable to agree, the matter shall be resolved in accordance with the provisions of Section 19 hereof.

5.4.	Forecasts. During the Term of this Agreement, by [*****] of each Calendar Year, Kedrion shall provide Kamada with a non-binding good faith forecast for the following Calendar Year, broken down into calendar quarters, for the quantity of the Product that Kedrion proposes to acquire from Kamada. During the Term of this Agreement, Kamada shall, by [*****] of each Calendar Year, provide Kedrion with a non-binding good faith forecast for the following Calendar Year, broken down into calendar quarters, for the quantity of the Product that Kamada anticipates being able to produce for Kedrion. For the Calendar Year during which the BLA is approved, Kedrion and Kamada shall determine, within [*****] days of such approval, a good faith estimation of the Product to be supplied to Kedrion during such partial Calendar Year, and if the BLA is procured prior to [*****], provide the respective forecasts provided for above.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.5.	Orders for the Products. All orders for the Product shall be made pursuant to written purchase orders issued by Kedrion, at least [*****] months prior to the requested supply date. Commencing on the Calendar Year following the Calendar Year during which the BLA is approved, the minimum Product units ordered per delivery shall be at least [*****] 10ml vials or [*****] 2ml vials, or combination thereof equal to Ten Thousand [*****] units in the aggregate. All purchase orders must be scanned and e-mailed to Kamada to the attention of Ms. Shavit Beladev, Customers Services Manager, e-mail address Shavit_B@kamada.com or to any other contact person which shall be designated by Kamada in writing for this purpose, or faxed to Kamada at 972 - 8 - 9912083. Purchase orders shall be signed by an authorized officer of Kedrion and shall specify: (a) the purchase order number; (b) Product quantities; and (c) requested delivery schedule. Any additional or different terms on Kedrion’s purchase order shall have no force or effect and shall be superseded by the provisions of this Agreement, unless expressly confirmed in writing by Kamada and any additional or different terms of Kamada’s acceptance form shall have no force and effect and shall be deemed superseded by the provisions of this Agreement, unless expressly confirmed in writing by Kedrion. Once accepted by Kamada in writing, Kedrion’s purchase orders shall be binding on Kamada and Kedrion, and shall require Kamada to supply to Kedrion and Kedrion to acquire from Kamada the quantities of the Product provided for in the purchase orders. Kamada reserves the right to cancel, suspend, refuse, or delay fulfillment of any pending purchase orders if (x) Kedrion fails to make payment when due as required in Section 6.6 below, or (y) otherwise fails to comply with the terms and conditions of this Agreement beyond any applicable notice and cure period, or (z) ABS is unable to provide sufficient Plasma, which complies with the Plasma specifications, on a timely basis, to meet applicable purchase orders under the terms of the Plasma Supply Agreements, unless such inability arises from (i) an event of force majeur; or (ii) default by Kamada in the performance of its obligations under the Plasma Supply Agreements. Kedrion reserves the right to suspend and refuse any pending payment if Kamada fails to deliver the agreed quantities of the Product further to binding purchase orders for which payments are due, in which case Kedrion may suspend payment only for the shortfall, or if Kamada otherwise is in material breach of this Agreement beyond any applicable notice and cure period specified under Section 13.2(b) below, in which case Kedrion may suspend all payments hereunder until Kamada cures such breach. Except for the events specified under (x), (y) or (z) above, nothing contained in this Article 5 providing Kamada with a right to accept or approve a purchase order, shall be deemed to waive Kamada’s obligations to supply the Minimum Amount in accordance with the provisions of this Agreement.

5.6.	Delivery. Kamada shall deliver, or cause to be delivered, the quantity of the Product specified in an approved purchase order to a specific constant location designated by Kedrion within the Territory, as shall be mutually agreed in advance by the Parties from time to time (the “Kedrion’s Facility”) and if they are unable to agree the matter will be resolved pursuant to Article 19. [*****] shall prepay shipping and insurance (the “Shipping Costs”) for all deliveries of the Product to Kedrion's Facility. Kedrion shall assist Kamada, as reasonably requested by Kamada, in order to minimize the number of shipments and as a consequence, the applicable Shipping Costs.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.7.	Title. Title and risk of loss to each shipment of the Product to be delivered to Kedrion shall remain in [*****] until delivery of the Product to Kedrion's Facility as provided in Section 5.6. Thereafter, title and risk of loss to the Products in such shipment shall transfer to [*****], subject to the full and timely payment by [*****] for the relevant shipment and except as otherwise hereinafter expressly set forth.

5.8.	Conformity; Specifications; Quality Control.

5.8.1.	All quantities of the Product supplied by Kamada pursuant to this Agreement will comply in all material respects with the Manufacturing Specifications and shall adhere in all material respects to all Applicable Laws relating to the manufacture, packaging, sale, storage, and shipment of each shipment of the Product at the time such shipment is delivered to Kedrion's Facility.

5.8.2.	Kamada shall, at its sole cost and expense, conduct, or cause to be conducted, quality control testing of the Product prior to shipment, in accordance with the Manufacturing Specifications and such other quality control testing procedures adopted by Kamada from time to time (collectively, the “Testing Methods”). The Testing Methods shall include all FDA required release testing. Kamada shall retain records pertaining to such testing. Each shipment of the Product hereunder shall be accompanied by a certificate of analysis for each Lot of the Product therein. Kamada shall provide the Products to Kedrion as soon as possible following internal release process of sample Product and prior to FDA release of the sample Product.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.9.	Acceptance/Rejection.

5.9.1.	Kedrion shall visually inspect each shipment of the Product for external damage or loss in transit and notify Kamada of any such damage or loss within a commercially reasonable period of time following discovery, not to exceed [*****] after delivery. Should any Product delivered by Kamada to Kedrion be received in damaged condition that is ascertainable upon visual inspection, except if Kedrion is responsible for such damage, Kedrion shall (i) note on the delivery slip the apparent damage, (ii) provide the cold change record to Kamada, (iii) request that Kamada, at Kamada’s own cost, accept prompt return of such Product and replace it with undamaged Product; and (iv) not be responsible for payment for the damaged Product. Damage noted on a delivery slip, and any other latent damage caused during shipment that becomes apparent thereafter, shall be reported promptly to Kamada’s customer service department to determine the disposition instructions further to Section 5.9.2 below. Kedrion shall hold such damaged Product for inspection by the insurer, the carrier, or Kamada’s designated representative for up to [*****] business days after notifying Kamada of the damage. If Kamada is unable to remedy or replace the defective Product, it shall so notify Kedrion, and Kamada shall promptly reverse the invoices for the defective Product or, if payment for the defective Product has been made by Kedrion, credit to Kedrion the amount paid by Kedrion to Kamada for such defective Product, if any, or if this Agreement has expired or been terminated, reimburse Kedrion. Kamada shall not be responsible for Product that is damaged, altered, lost or otherwise tampered with, after receipt by Kedrion.

5.9.2.	Should Kedrion reject any defective Product pursuant to Section 5.9.1 because the Product fails to comply with the Manufacturing Specifications and should Kamada, after good faith negotiation, fail to agree that such rejection was justified, the Parties shall jointly appoint an independent qualified third party to test samples of the units of the Product at issue and to review any pertinent records and information developed by either Party relating thereto in order to ascertain the validity of the rejection. If the Parties are unable to agree on the independent qualified third party, the matter shall be submitted to arbitration further to Section 19 hereof. The findings of such third party or arbitration panel shall be final and binding upon both Parties. If the Product is found to meet the Manufacturing Specifications in all material respects, Kedrion shall pay the costs of such tests and shall be deemed to have accepted the Product as of the date such findings are furnished and if more than [*****] days have expired since delivery, payment of the Purchase Price for the Product shall be made immediately by Kedrion. If the Product is found not to meet Manufacturing Specifications in any material respect, Kamada shall pay the costs of such tests and shall promptly replace the defective Product or credit Kedrion’s account, at Kamada's sole discretion, or if this Agreement has expired or been terminated, reimburse Kedrion. The obligations of Kamada under this Section 5.9.2 shall not apply to the extent that the independent qualified third party determines the Product has been subject to storage, use or other conditions caused by Kedrion or any third party on its behalf, not in accordance with the applicable Handling Specifications, or has otherwise been the subject of mishandling, misuse, neglect, alteration, or damage by Kedrion or any third party on its behalf, in which event, Kedrion shall be deemed to have accepted such Product as of the date of delivery by Kamada and if more than [*****] have expired since the delivery of the Product, payment of the Purchase Price shall be made immediately by Kedrion.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.9.3.	Kedrion shall remove and review the temperature records for each shipment of Product to ensure that cold chain requirements were met. In the event that there was a deviation from the temperature limits (as defined in the shipping validation study and attached specification sheet) or the Handling Specifications, Kedrion should notify Kamada in writing as soon as possible (not more than [*****]) of any deviations from the shipping temperature limits. Kedrion shall hold the shipment under quarantine until instructions are received from Kamada as to the disposition of the shipment.

5.9.4.	Any defective Product shall, with Kamada's prior written authorization, either be destroyed or be returned to Kamada, or any third party designated by Kamada. Prior to returning any Product, Kedrion must first obtain a Return Materials Authorization (“RMA”) number from Kamada. Should the Product prove defective prior to receipt by Kedrion, Kamada will remedy or replace, at its discretion, the defective Product when it is returned to Kamada. Kamada shall invoice Kedrion for replacement Product and payment for such replacement Product shall be made under the terms specified herein.

5.10.	Shelf Life. To the greatest extent commercially practicable, and in accordance with the provisions of Section 5.8.2 above, Kamada agrees to deliver Product to Kedrion with the then longest shelf life available to Kamada, but nothing contained herein shall require Kedrion to accept delivery of Product with less than [*****] shelf life, stored in accordance with the applicable Handling Specifications, unless specifically agreed upon by the Parties.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.11.	Return of Product. Except as otherwise provided herein, the Parties shall determine, in good faith and in a commercially reasonable manner, the best method for returning any Product to Kamada which return is provided for herein.

5.12.	Inventory Management. Kamada shall maintain an inventory of the Product, either in Kamada's facility or in Kedrion's facility, in accordance with Kamada’s usual and customary inventory management practices that Kamada applies to its other therapeutic products, but sufficient to satisfy, on a timely basis, the supply requirements of this Article 5.

5.13.	Shortage of Supply.

5.13.1.	Kamada shall notify Kedrion: (a) as promptly as possible, but in no event more than [*****] days after Kamada’s receipt of a purchase order from Kedrion as provided in Section 5.5, or (b) immediately upon becoming aware of Kamada’s inability to supply the quantity of the Product to Kedrion that Kamada is required to supply hereunder. In such event, Kamada shall implement all commercially reasonable efforts to remedy such shortage.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.13.2.	In the event that Kedrion orders Product units equal to, or greater than, the Minimum Amount (as defined below) during any Fiscal Year occuring during the Minimum Order Period (as defined below), and, if applicable, during the Extended Term and Kamada fails to deliver Product units equal to the Minimum Amount for such Fiscal Year (a “Supply Shortfall”) then, assuming (a) that Kedrion is not in material breach of its obligations hereunder and fails to cure such breach within sixty [*****] following receipt of a written notice of such default from Kamada or (b) ABS is not in default in the performance of its obligations under the Plasma Supply Agreements and has failed to cure such breach within [*****] days following receipt by ABS of a written notice in that respect from Kamada and with respect to a failure to supply sufficient Plasma to Kamada (i) Kamada has been unable, despite commercially reasonable efforts, to acquire Plasma on the spot market; and (ii) Kedrion or ABS has not reimbursed Kamada for the excess cost of such spot market purchases (it being understood and agreed that unless Kedrion or ABS timely cured any such defaults described above, Kamada’s failure to supply the Minimum Amount shall not be regarded as Kamada’s default to comply with its Minimum Amount requirements), as Kedrion’s sole and entire remedy, Kamada shall have the discretion to either (x) supply to Kedrion in the following Fiscal Year upon the terms set forth herein and at the Purchase Price applicable to the Product for the fiscal year within which the Supply Shortfall occurred, an amount of the Product equal to the difference between the Minimum Amount and the amount of the Product actually delivered by Kamada (it being understood and agreed that such supply shall not change the obligation of Kamada to supply Product equal to the Minimum Amount for such following Fiscal Year) or (y) paying to Kedrion, within [*****] after the expiration of the Fiscal Year in which the Supply Shortfall occurred, an amount equal to the amount obtained by multiplying the difference between the number of Product units actually supplied by Kamada for such Fiscal Year and the number of Product units representing the Minimum Amount for such Shortfall Year, by fifty percent (50%) of the Purchase Price of the Product at the end of the Fiscal Year during which the Supply Shortfall occurred. Failure by Kamada to cure a Supply Shortfall in accordance with the above provisions within one Fiscal Year of the end of the Fiscal Year in which the Supply Shortfall occurred, shall be considered as breach of this Agreement by Kamada, and Kedrion may, but shall not be required to, terminate this Agreement. Upon Kedrion’s termination of this Agreement, based on failure by Kamada to timely cure a Supply Shortfall as provided above, Kamada shall pay to Kedrion, [*****], an amount equal to [*****], up to a maximum amount of [*****]. If the Supply Shortfall occurs in the last Fiscal Year during the Minimum Order Period and, if applicable, during the last year of the Extended Term, the sole remedy of Kedrion shall be as set forth in clause (y) of this Section 5.13.2. The provisions of this Section 5.13.2 shall survive the expiration or earlier termination of this Agreement.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.14.	Minimum Orders.

5.14.1.	During the [*****] Fiscal Year period (the “Minimum Order Period”) beginning [*****] business days from the date that Kamada notifies Kedrion that Kamada has printed FDA approved packaging on a batch approved by CBER and is able to ship the Product, Kedrion shall be obligated to order from Kamada for each Fiscal Year during the Minimum Order Period, an amount of the Product which represent at least [*****] (the “Market Share”) of the US anti-rabies immunoglobulin market (the “Market”) for such Fiscal Year (the “Minimum Amount”). Should Kedrion exercise its option to extend the original Term, as provided further to the provisions of Section 13.1, then the Market Share for the first Fiscal Year of the Extended Term, shall be changed to [*****] and for the second Fiscal Year of the Extended Term, shall be changed to [*****] and the Minimum Amount for each such Fiscal Year shall be calculated using the foregoing Market Share. It is understood and agreed that during, or prior to, each Fiscal Year, Kamada shall place purchase orders for Plasma with ABS in such amounts as may be required to produce Product units representing not less than the applicable Market Share for such Fiscal Year. The Market Share shall be determined by reference to the publications of the Market Research Bureau (“MRB”) or such other independent third party acceptable to both Parties. If the MRB no longer publishes data regarding the Market, the Parties shall select another independent party for such purpose and if they are unable to agree in writing, as to the person or entity to replace MRB within [*****] days following first raising the subject, the determination will be made in accordance with the provisions of Section 19 hereof.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.14.2.	Should Kedrion, during any given Fiscal Year occurring during the Minimum Order Period and, if applicable, during the Extended Term, fail to order an amount of Product which is equal to or exceeds the Minimum Amount for such Fiscal Year (an “Order Shortfall”), then Kedrion shall be allowed to cure such Order Shortfall by either (a) ordering from Kamada, in the following Fiscal Year, an amount of the Product equal to the Order Shortfall (it being understood and agreed that such order shall not change the obligation of Kedrion to order the Minimum Amount for such following Fiscal Year), subject to Kamada’s commercially reasonable efforts to manufacture units of the Product in excess of the Minimum Amount for such following Fiscal Year (it being understood and agreed that the manufacture of Product units to meet the Order Shortfall shall take reasonable priority over the manufacture of the Product units for customers outside of the Territory), or (b) paying to Kamada within [*****] after the expiration of the Fiscal Year in which the Order Shortfall occurred (a “Shortfall Year”), [*****]. If Kedrion fails to cure an Order Shortfall in accordance with the above provisions within one Fiscal Year of the expiration of the Shortfall Year during which such Order Shortfall occurs, then Kedrion shall (x) lose the exclusivity rights granted to it under Section 3.1 above and (y) immediately transfer, and be deemed to have transferred the Clinical Results and all rights related thereto to Kamada provided, however, that Kamada is not in material breach of its obligations hereunder and has failed to cure such breach within [*****] following receipt of a written notice from Kamada. Without derogating from the foregoing, If Kedrion fails to meet the Minimum Amount in any Fiscal Year and does not make up for the Order Shortfall during the subsequent Fiscal Year as provided above, such failure shall be deemed a material breach of this Agreement by Kedrion and will allow Kamada to terminate this Agreement pursuant to Section 13.2. The Minimum Amount shall be adjusted on a pro-rata basis to compensate for any suspension of the Biologics License. Notwithstanding the minimum order provisions of this Section 5.14, Kamada shall use commercially reasonable efforts to meet Kedrion requirements for the Product in excess of the Minimum Amount. If the Order Shortfall occurs during the last Fiscal Year of the Term, the sole remedy of Kamada shall be as set forth in clauses (b), (x) and (y) of this Section 5.14.2. The provisions of this Section 5.14.2 shall survive the expiration or earlier termination of this Agreement.

5.15.	If Kedrion fails to order Products equal to, or in excess of, the Minimum Amount during any Fiscal Year during the Minimum Order Period (or, if applicable, the Extended Term), then, subject to Kedrion’s right to cure under Sections 5.14.2, Kamada will not be obliged to meet its Minimum Amount obligations hereunder or reimburse Kedrion for all of its third party out-of-pocket expenses in accordance with the provision in Section 3.2.1 above, should Kamada decide not to maintain the Biologics License solely as a consequence of such failure.

6.	PAYMENT

6.1.	Purchase Price. The purchase price for the Product supplied by Kamada to Kedrion pursuant to this Agreement (“Purchase Price”) shall be determined and adjusted as more particularly set forth in Exhibit E hereto.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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6.2.	Invoices. Kamada shall invoice Kedrion for the Purchase Price of the Product covered by a purchase order upon shipment of the Product to which such purchase order relates. All invoices shall be due and payable within [*****] calendar days after delivery of the Product, provided that Kedrion shall be entitled to [*****] days for transactions that are consummated by electronic funds transfer (EFT). If Kedrion disagrees for any reason with the amount of an invoice submitted by Kamada, Kedrion shall notify Kamada in writing of such disagreement within [*****] calendar days of receipt of such invoice, and the Parties shall promptly attempt to resolve the dispute. Kamada shall reference Kedrion’s purchase order on all invoices.

6.3.	Late Payment Charge. Payments not received by Kamada when due are subject to a late payment charge at a rate [*****]. If payment is not received within [*****] of the date of the invoice, Kamada shall have the right, with respect to future purchases, to require credit arrangements or to change the payment terms, but not the Purchase Price, in the commercially reasonable discretion of Kamada. The terms of this Section 6.3 shall survive the expiration or earlier termination of the Term of this Agreement.

6.4.	Record Keeping. Kedrion shall keep full, true, and accurate (a) financial records and accounts in accordance with IFRS practices and (b) distribution records in the event of a Product recall. These records and accounts shall be retained for a period expiring [*****] following termination or expiration of this Agreement or such longer period as may be required under applicable law. Kedrion shall allow Kamada not more frequently than [*****], during the Term upon at least [*****] prior written notice and at reasonable intervals during normal business hours, to examine Kedrion’s books, ledgers and records covering sales of the Product (the “Audit”). Kamada shall conduct the Audit in a manner that does not interfere, other than to a de minimus extent, with Kedrion’s normal business operations. Kamada shall bear the expense of the Audit, provided, however, that if any such Audit reveals that Kedrion has overstated the amount of payments due to Kedrion by an amount of more than [*****] during the period audited and as a consequence, Kamada paid or was required to make a payment or credit to Kedrion, in addition to any other rights and remedies available to Kamada under this Agreement, Kedrion shall pay, in additional to all payments contractually due and applicable interest thereon, together with all reasonable third party costs associated with the Audit.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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6.5.	Financial Information. Kedrion shall provide Kamada sales reports regarding sale of the Product in the Territory on a [*****]. Should Kamada be reasonably required to provide its insurer with additional reasonable financial details regarding Kedrion, in connection with Kamada's foreign trade risks insurance, Kedrion agrees to provide such information to Kamada, or, at Kedrion's discretion, directly to the insurer (subject to such insurer being bound by customary confidentiality and non-disclosure agreement).

6.6.	Payments by Kamada. Any payments due from Kamada that are not received by Kedrion when due are subject to a late payment charge at the [*****]. The obligations of Kamada under this Section 6.6 shall survive the expiration or earlier termination of the Term of this Agreement.

7.	TERMS AND CONDITIONS

7.1.	Processing, Changes to Processing. Kamada shall perform services under this Agreement in compliance with: (a) all applicable laws and regulations; (b) cGMP requirements; (c) the Kamada standard operating procedures in effect as of the date of this Agreement (“SOPs”), and any written revisions as may later be required by any governmental authority; and (d) this Agreement, including the Manufacturing Specifications.

7.2.	Adherence to Specifications. Kamada warrants that all of the Products delivered to Kedrion further to the provisions of this Agreement shall be processed in accordance with the Manufacturing Specifications. Kedrion warrants that, for the entire period the Product is in the possession, custody or control of Kedrion, Kedrion shall comply with the Handling Specifications.

7.3.	Inspection by Kedrion. Kamada shall permit Kedrion representatives to enter Kamada’s manufacturing facility upon reasonable prior notice and at reasonable intervals during regular business hours for the purpose of making quality control inspections of the facilities used in manufacturing, receiving, sampling, analyzing, storing, handling, packaging, and shipping of the Raw Materials and the Product [*****]. The exercise by Kedrion of its rights under this Section 7.3 shall be done in a manner that does not interfere, except to a de minimus extent, with Kamada’s normal business operations.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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7.4.	Inspection by Kamada. Kedrion shall permit Kamada representatives to enter Kedrion’s facilities upon reasonable notice and at reasonable intervals during regular business hours for the purpose of making quality control inspections of the facilities used in receiving, sampling, storing, handling, packaging, and shipping of the Product [*****]. The exercise by Kamada of its rights under this Section 7.4 shall be done in a manner that does not interfere, except to a de minimus extent, with Kedrion’s normal business operations.

8.	CONFIDENTIAL INFORMATION

8.1.	Confidential Information. The Parties agree to protect the confidentiality of all “Confidential Information.” For purposes of this Agreement, Confidential Information shall include all data and information disclosed, divulged, generated or derived as the result of the work performed under this Agreement, including without limitation the Clinical Results, the terms and existence of this Agreement, all Regulatory Filings, the Technology, and any and all materials or information in written, oral, or any other form concerning processes, methods, apparatus, specifications, products, materials, inventions, literature, patents (including applications and rights in either), finances, books and records, financial statements, personnel, including any matters not technically or legally considered trade secrets, and any other information related to the business or activities of any disclosing Party which is not generally known to third parties. Confidential Information does not include information that:

(a)	Has been in the public domain prior to such disclosure; or

(b)	Becomes part of the public domain through no breach of an obligation by the receiving Party or its employees or agents; or

(c)	Is furnished to the receiving Party by others or by a third party who was not, or is not, under an obligation of confidence to the disclosing Party at the time of the disclosure to the receiving Party and the receiving Party is not aware that such information constitutes is Confidential Information; however, the burden of proving that information disclosed by one Party to the other should not be considered “Confidential Information”, shall be the receiving Party’s; or

(d)	Is or can be accurately documented to have been independently developed by the receiving Party, provided that information was not acquired directly or indirectly from the disclosing Party; however, the burden of proving that information disclosed by one Party to the other should not be considered “Confidential Information”, shall be the receiving Party’s; or

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(e)	Is required to be disclosed pursuant to court order, legal proceeding or as required by law (including applicable securities laws) or regulation and the receiving Party first notifies the disclosing Party in writing of the required disclosure as much in advance of the date of the required disclosure as may be reasonably possible, and only such portion of the Confidential Information as specifically required shall be disclosed.

8.2.	Confidentiality Obligations. The Parties agree to not disclose, resell, transfer or use Confidential Information for any purpose other than performance of their obligations under this Agreement without the prior written consent of the disclosing Party, or the other Party, in the event that the relevant Confidential Information has been generated or derived as the result of the work performed under this Agreement. This provision shall remain in effect throughout the Term of this Agreement and for a period equal to the greater of (i) [*****] following the expiration or termination of this Agreement; or (ii) the expiration of all of Kamada’s patent rights related to KamRAB. The disclosing Party's Confidential Information provided to the receiving Party shall remain the exclusive property of the disclosing Party and shall be returned promptly to the disclosing Party upon written request or upon termination or expiration of this Agreement. Upon mutual agreement of the Parties, in lieu of returning Confidential Information, a receiving Party may destroy Confidential Information and provide written certification to the disclosing Party that such destruction took place.

8.3.	Publicity. During the term of this Agreement, neither Party shall, without the prior written consent of the other Party, use the other Party’s name, logo, symbol or other images in connection with the Product or the promotion or advertising thereof, nor disclose the existence or substance of this Agreement except as required by law or in connection with a Party’s performance of its obligations under this Agreement.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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8.4.	Permitted Disclosures. Notwithstanding Sections 8.1 and 8.2, (i) the Parties may, to the extent necessary, disclose and use Confidential Information to prepare Regulatory Filings, to fulfill all regulatory requirements related to work performed under this Agreement including, without limitation, correspondence with the FDA, and to comply with securities and other agency regulations upon advice of counsel, (ii) to their employees, officers, directors and consultants, on a "need to know " basis, to the extent required for the performance of this Agreement and provided that such employees, officers, directors and consultants are bound by confidentiality and non-disclosure undertakings at least restrictive as the terms hereof, and (iii) the Parties may, to the extent necessary, disclose Confidential Information to their Affiliates, attorneys, and accountants, or to any potential investor or acquirer of a substantial part of such Party’s business (whether by merger, sale of assets, sale of stock, or otherwise) that is bound by a written agreement to keep such terms confidential, or as may be required by law. Each Party agrees to provide the other Party with prior written notice if the terms of this Agreement or any Confidential Information of the other Party is going be disclosed by such Party to an entity that directly competes with the other Party in the manufacture of the Product or in the distribution of the Product, as the case may be. Such notice will state the identity of such competitor, and such information will be the Confidential Information of the notifying Party. Notwithstanding the foregoing, any such disclosure of any of the terms of this Agreement and/or any Confidential Information of the other Party, to a competitor of the other Party, shall be subject to the other Party's prior written consent. The receiving Party shall be responsible for the compliance of the persons or entities to which it has disclosed Confidential Information of the other Party with the terms and conditions of this Section 8.4.

9.	WARRANTIES AND REPRESENTATIONS

9.1.	Warranties and Representations of Kamada. Kamada represents and warrants to Kedrion that:

(a)	Kamada is a company duly organized, validly existing and is in good standing under the laws of the State of Israel and has all necessary power to enter into and perform its obligations under this Agreement;

(b)	The execution, delivery and performance of this Agreement by Kamada has been duly authorized and approved by all necessary action and this Agreement is binding upon and enforceable against Kamada in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity; and

(c)	All Products shall be sold and delivered by Kamada to Kedrion free and clear of any liens, claims or encumbrances and in compliance with the Manufacturing Specifications.

(d)	Any document provided to Kedrion concerning the Product, the Technology and the Master Batch Record is to the knowledge of Kamada accurate.

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9.2.	Warranties and Representations of Kedrion. Kedrion represents and warrants to Kamada that:

(a)	Kedrion is a corporation duly organized, validly existing and is in good standing under the laws of the Republic of Italy and has all necessary power to enter into and perform its obligations under this Agreement; and

(b)	The execution, delivery and performance of this Agreement by Kedrion has been duly authorized and approved by all necessary corporate action and the Agreement is binding upon and enforceable against Kedrion in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity.

10.	GUARANTY, INDEMNIFICATION AND INSURANCE

10.1.	Guaranty. Kamada hereby guarantees to Kedrion that the Product now or hereafter shipped or delivered by or on behalf of Kamada, its subsidiaries, divisions, affiliated companies and representatives to or on the order of Kedrion will not be, to the best of Kamada's knowledge, at the time such shipment or delivery, adulterated, misbranded, or otherwise prohibited under applicable federal, state and local laws, including applicable provisions of the Act, and Sections 351 and 361 of the Federal Public Health Service Act, 42 U.S.C.A. §§ 262 and 264, and their implementing regulations (“Applicable Laws”), each as amended and in effect at the time of shipment or delivery of the Product; and the Product is not, at the time of such shipment or delivery, merchandise which may not otherwise be introduced or delivered for introduction into interstate commerce under Applicable Laws, including FDCA section 301 (21 U.S.C.A. §331); and the Product are merchandise which may be legally transported or sold under the provisions of any other applicable federal, state or local law.

10.2.	Indemnification by Kedrion. Except for Claims for which Kamada is obligated to indemnify under Section 10.3, Kedrion shall defend, indemnify and hold harmless Kamada, its Affiliates and their respective officers, agents and employees (any of the foregoing a “Kamada Indemnitee”) from any Claim to the extent that the Claim is based on, arises out of, or is due to Kedrion’s failure to perform its obligations under this Agreement or Kedrion’s misconduct or negligence in the shipment, storage, handling, promotion, marketing, distribution and sale of the Products. A Kamada Indemnitee asserting its, his or her rights under this Section 10.2, shall promptly notify Kedrion of any such Claim coming to its attention and will cooperate with Kedrion in the defense of such Claim. If any such Claims or causes of action are made, the Kamada Indemnitee shall be defended by counsel selected by Kedrion at Kedrion’s expense, subject to Kamada’s reasonable approval. Notwithstanding the foregoing, each Kamada Indemnitee reserves the right to be represented by separate counsel at its, his or her own expense.

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10.3.	Indemnification by Kamada. Except for Claims for which Kedrion is obligated to indemnify under Section 10.2, Kamada shall defend, indemnify and hold harmless Kedrion, its Affiliates and their respective officers, agents, employees and Affiliates (any of the foregoing, a “Kedrion Indemnitee”) from any Claim, to the extent that the Claim is based on, or arises out of, or is due to: (a) a defect of the Products; (b) the failure of the Products to meet Specifications; (c) a failure of Kamada to perform its obligations under this Agreement (d) Kamada’s misconduct or negligence in the manufacture shipment, storage and handling of the Products; and (e) third party Claims for infringement relating directly to theProduct. Kedrion shall promptly notify Kamada of any such Claim coming to its attention and will cooperate with Kamada in the defense of such Claim and Kamada Marks. If any such Claims are made, such Kedrion Indemnitee shall be defended by counsel selected by Kamada at Kamada’s expense, subject to Kedrion’s reasonable approval of such counsel. Kedrion reserves the right to be represented by its own counsel at its own expense, excluding to the extent that the Claim is based on, or arises out of, or is due to a defect of the Product as stated in clause (a) above. Kamada’s indemnification obligation under this Section 10.3 shall not extend to (i) Claims made by a third party for bodily injury, including death, or property damage, if such Claim arises out of, or results from, the negligence or willful misconduct of Kedrion or Kedrion’s Indemnitee or its employees, sales and other agents, sub-distributors, subcontractors or representatives in the marketing, sale, distribution or handling of the Products; or (ii) any Claims pertaining to recalls of Product by a competent government authority, if such recall or replacement arises out of or results from the negligence or willful misconduct of Kedrion or Kedrion Indemnitee or its employees, sales and other sub-distributors, subcontractors or representatives in the sale, distribution or handling of the Products.

10.4.	Notices. In the event that either Party seeks indemnification (the “Indemnified Party”) under the terms of this Section 10, the Indemnified Party shall notify the other Party (the “Indemnifying Party”), in writing, of the action, suit, proceeding, claim, liability, demand or assessment giving rise to the claim for indemnification as soon as reasonably practicable after its assertion. The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s cost, to assume direction and control of the defense of the claim, and shall cooperate as requested (at the expense of the Indemnifying Party), in the defense of the claim. The Indemnified Party shall not settle or otherwise compromise any claims or suit, and shall not otherwise do any act of admission with respect to any claim, without the prior written consent of the Indemnifying Party.

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10.5.	Insurance.

(a)	No later than the day of the first shipment of Product to the Territory, Kedrion shall have in place and shall maintain during the Term General Commercial Liability Insurance, including product liability insurance and bodily and personal injury, property damage and contractual liability, in a minimum amount of [*****] per occurrence and [*****] in the aggregate per annum, naming Kamada and its subsidiary companies, provided that the details of such subsidiaries are or shall be provided by Kamada, as an Additional Insured in Vendors Endorsement, with provision for not less than [*****] days’ prior written notice to the Additional Insured in the event of cancellation or material reduction of coverage. Upon request of Kamada, Kedrion shall provide within [*****] working days a Certificate of Insurance for such insurance.

(b)	Kamada agrees to maintain primary and noncontributing Products Liability Insurance of not less than [*****] per occurrence, Combined Single Limit (Bodily Injury and Property Damage) and [*****] in the aggregate per annum, including Kedrion and its subsidiary companies provided that details of such subsidiaries are or shall be provided by Kedrion, as Additional Insured in a Vendors Endorsement in a form attached hereto as Exhibit F, with provision for at least [*****] prior written notice to the Additional Insured in the event of cancellation or material reduction of coverage. Upon request of Kedrion, Kamada shall provide within [*****] working days a Certificate of Insurance for such insurance. It is acknowledged and agreed, that the current worldwide territory, law and jurisdiction insurance coverage of Kamada is provided by from an Israeli reputable insurer named Migdal Insurance Company Ltd., which is controlled by Generali Assicurazioni SPA (Italy) that is rated at least A S&P or BEST, and if this insurance coverage is placed at any other Insurer, then such new Insurer shall be rated at least A S&P or BEST.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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11.	RECALLS AND WITHDRAWALS

If requested to do so in writing by Kamada, Kedrion agrees to cooperate fully with Kamada in recalling or returning any of the Product that Kamada identifies to Kedrion as being the subject of a recall or withdrawal. Such recall or withdrawal shall be at Kamada’s expense and Kamada will replace all Products recalled or withdrawn, and reimburse Kedrion for all actual costs and expenses incurred as a result of such recall or withdrawal in accordance with the Healthcare Distribution Management Association’s published guidelines, provided, however, that (i) Kedrion shall be responsible for the costs of such recall or withdrawal to the extent that such recall or withdrawal is attributable to the negligence or intentional misconduct of Kedrion; and (ii) under such circumstances, Kamada will not be responsible for any incidental, consequential or special damages.

12.	RECORDS AND AUDITS

12.1.	Maintenance of Records. During the Term of this Agreement and for [*****] after the expiration date of any particular Lot of the Product manufactured by Kamada for Kedrion, or such longer period required by the FDA, Kamada shall maintain records and samples relating to such Lot(s) sufficient to substantiate and verify its duties and obligations hereunder, including but not limited to records of orders received, Raw Materials provided including the source and donor information of the KamRAB plasma, Product manufactured, work in progress, validation reports, Processing analyses and quality control tests, and similar documents, reports and information.

12.2.	Regulatory Audits. Kamada shall be responsible for all routine stability testing and sample retention as required by the FDA. Kamada shall inform Kedrion of an FDA audit pertinent to the Raw Materials, the Product, the Manufacturing Specifications, or the Handling Specifications. Kamada shall inform Kedrion in advance of planned FDA or other regulatory audits as soon as the schedule therefore is known. Kamada shall provide Kedrion with copies of any regulatory letters or documents issued by the FDA in connection with the audit or inspection within [*****] business days of Kamada’s receipt of such letter or document.

12.3.	Review of Records. Kamada shall allow Kedrion representatives, [*****] and at reasonable intervals during normal business hours, to enter Kamada’s plant for the purpose of reviewing the records referenced in Section 12.1. Kamada shall allow Kedrion representatives, upon reasonable notice and at reasonable intervals during normal business hours, to enter Kamada’s plant for the purpose of testing the samples according to the procedures outlined in the Specifications and for product liability, regulatory and quality control purposes taking inventories.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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13.	TERM AND TERMINATION

13.1.	Term. The term of this Agreement shall commence on the Effective Date and, unless this Agreement is sooner terminated in accordance with the provisions of this Section 13 or extended further to the provisions of this Section 13.1, shall expire six (6) years after the date of the notice set forth in Section 5.14.1 (the “Term”). Kedrion shall have the option of extending the Term for an additional period of two (2) Fiscal Years, (the “Extended Term”), upon written notice to Kamada, given at least [*****] months prior to the expiration of the original Term. If Kedrion notifies Kamada of its election to extend the Term pursuant to the provisions of this Section 13.1, the percentages of the Market Share to be used in calculating the Minimum Amount for each Fiscal Year of the Extended Term shall be as set forth in Section 5.14.1.

13.2.	Termination by Either Party. Either Party shall have the right to terminate this Agreement by giving the other Party (the “Other Party”) written notice if:

(a)	such Party wishes to terminate this Agreement, for any reason whatsoever, before commencement of Clinical Trials, on not less than [*****] prior written notice to the Other Party and such Party reimburses the Other Party for all of its out-of-pocket expenses (including third party expenses), incurred from the execution of this Agreement until the effective date of termination and related to the performance of this Agreement, up to a maximum amount of [*****]. The reimbursement obligation of the terminating Party shall survive such termination.

(b)	the Other Party fails to perform or violates any provision of this Agreement in any material respect, and such failure continues un-remedied for a period of [*****] days after the date the Other Party receives written notice with respect thereto, provided that any failure of Kamada to fulfill its obligations under this Agreement which results from the failure of ABS to deliver sufficient Plasma, which complies with the Plasma specifications, on a timely basis, meeting applicable purchase orders, under the terms of the Plasma Supply Agreements and such failure of ABS is not a consequence of force majeure or Kamada’s default under the Plasma Supply Agreements, shall not be deemed a breach of this Agreement by Kamada and shall not give Kedrion the right to terminate this Agreement; or

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c)	the Other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the Other Party, and any such event shall have continued for [*****] undismissed, unbonded and undischarged. All rights are granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

(d)	Termination by either Party pursuant to paragraph b or paragraph c shall not derogate from such Party's right to any other remedy to which it might be entitled under this Agreement and/or applicable law.

13.3.	Termination by Kedrion for Cause. Kedrion may terminate this Agreement by giving Kamada not less than [*****] prior written notice (i) if the Biologics License for the Product is suspended or revoked and cannot be reissued or reinstated within [*****] days of such suspension or revocation; or (ii) any major regulatory changes in FDA guidelines materially and adversely increase the Clinical Trial cost.

13.4.	Termination by Kedrion without Cause. Kedrion may, upon not less than [*****] day’ prior written notice and only after FDA License Approval, terminate this Agreement without cause.

13.5.	Termination by Kamada for Cause. In the event that (i) any major changes in Applicable Laws promulgated by the FDA, materially and adversely increase the [*****] Manufacturing Cost for the Product; (ii) any major regulatory changes in FDA guidelines pose considerable difficulties on BLA submission; or (iii) the required Clinical Trial is not initiated within [*****] months following the later of the date (A) Kedrion receives from Kamada sufficient units of the Product to conduct such Clinical Trial, or (B) the IRB has approved the protocol for such Clinical Trial, and if the foregoing deadline is not postponed by mutual written agreement of the Parties and Kamada has not materially defaulted in the performance of its obligations hereunder and has not cured such material default during the applicable cure period, then Kamada shall be entitled to terminate this Agreement by giving a [*****] day written notice and opportunity to cure to Kedrion.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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13.6.	Effect of Termination. On the date of termination or expiration of this Agreement, all rights and obligations granted under or imposed by this Agreement will cease and terminate, except as set forth in Section 28. Notwithstanding any other provision to the contrary contained herein, such expiration or termination shall not affect any claim, demand, liability or right of a Party arising pursuant to this Agreement prior to the expiration or termination hereof, and shall not preclude a Party from exercising any other remedy available to it under this Agreement or applicable law. In clarification and not in limitation of the foregoing, if this Agreement is terminated by either Party for cause, the provisions of Section 5.13.2 and 5.14.2 shall apply as if the Supply Shortfall or the Order Shortfall, as the case may be, occurred during Fiscal Year in which this Agreement was terminated. That is, Kedrion shall have the remedies set forth in Section 5.13.2 if it terminates this Agreement for cause and Kamada shall have the remedies set forth in Section 5.14.2 if it terminates this Agreement for cause.

13.7.	Transitional Matters.

13.7.1.	Outstanding Purchase Orders. Upon expiration of this Agreement or earlier termination by Kamada or Kedrion, as the case may be:

13.7.1.1.	The terminating Party, at its option, may cancel all unfilled orders if the termination is for cause;

13.7.1.2.	If Kamada terminates this Agreement Kedrion shall pay all outstanding invoices for the Products or other amounts owed to Kamada on the effective date of termination; and

13.7.1.3.	If Kedrion terminates this Agreement Kamada shall pay amounts owed to Kedrion on the effective date of termination, if any, and Kedrion shall have the option to return any of the Product in Sellable Condition (hereinafter defined) in its possession to Kamada, at Kamada’s cost and expense in consideration for the Purchase Price paid by Kedrion for the Product, which option must be exercised on or before [*****] business days following the effective date of termination. As used herein, “Sellable Condition” shall mean “current” as per the Specifications prevailing at that time and having at [*****] months of shelf life remaining based upon the expiration date on the packaging.

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13.7.2.	Remaining Inventory. Upon termination of this Agreement by either Party, or upon the expiration of this Agreement, and subject to Kamada's option to repurchase the remaining inventory of the Product pursuant to Section 13.7.4 Kedrion shall be entitled to sell in the Territory, on a non-exclusive basis, any of the Product that remains in Kedrion’s inventory for a period of [*****] days following termination, provided (A) the Product is in Sellable Condition and (B) all payments due to Kamada have been made and shall continue to be made by Kedrion.

13.7.3.	Subject to Kedrion’s rights under Section 13.7.2, upon the expiration or earlier termination of this Agreement, Kedrion shall immediately remove all displays, signs and decals and cease to represent itself as an authorized distributor of the Product and shall otherwise desist from all conduct or representation which might lead the public to believe that Kedrion is so authorized. Thereafter, Kedrion immediately shall discontinue all display of Kamada’s Marks (hereinafter defined).

13.7.4.	Upon termination or expiration of this Agreement for any reason whatsoever, Kamada may, at its option, repurchase from Kedrion all or any part of Kedrion's inventory of the Products (excluding any of the Product that is not in Sellable Condition) at the Purchase Price paid therefore by Kedrion.

13.8.	Self Help. If either Party shall at any time fail to make any payment or perform any act on its part to be made or performed under this Agreement, after written notice and the expiration of any applicable cure period, such non-defaulting Party, without waiving or releasing defaulting Party from any obligation of such defaulting Party contained in this Agreement may, but shall be under no obligation to, make any reasonable payment or perform any reasonable act on the defaulting Party’s part to be made or performed by the defaulting Party under this Agreement. All sums so paid by the non-defaulting Party and all costs and expenses incurred by the non-defaulting Party in good faith in connection with the performance of any such act, together with interest thereon at [*****] per annum, from the respective dates of making of each such payment or incurring of each such cost and expense until paid by the defaulting Party and shall be paid by the defaulting Party to the non-defaulting Party within thirty (30) days of demand. The provisions of this Section 13.8 shall survive the expiration or earlier termination of this Agreement.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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14.	INTELLECTUAL PROPERTY

14.1.	Kamada Intellectual Property. All right, title and interest in and to all Kamada Intellectual Property (defined below) shall be the sole and exclusive property of Kamada. Nothing in this Agreement should be construed to confer upon or grant Kedrion any right, title and interest therein, except as expressly provided in Section 14.5.

14.2.	Under this Agreement, “Kamada Intellectual Property” includes the following as owned by Kamada: the Technology; patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations related to the Technology, Kamada’s trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; Kamada’s copyrights and registrations and applications for registration thereof; Kamada’s mask works and registrations and applications for registration thereof; computer software, data and documentation relating to the foregoing; inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, cost information, business and marketing plans developed by Kamada and copies and tangible embodiments thereof.

14.3.	Kedrion expressly agrees that the names “Kamada” and “KamRAB” and any related names, designs or marks are and will remain the sole property of Kamada. It is further understood that there may be in the future other commercial names or marks identified with Kamada and/or KamRAB, and that the same are and will remain the sole property of Kamada. The said names, designs, and other marks are referred to collectively herein as the “Kamada Marks” which marks Kamada may, in its sole discretion, revise from time to time. Kedrion hereby acknowledges and agrees that Kamada shall retain ownership of all rights in the Kamada Marks, including, but not limited to, any and all, modifications and derivatives thereto. All rights not expressly granted to Kedrion herein are reserved by Kamada.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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14.4.	Upon termination or expiration of this Agreement, Kedrion shall return all Kamada Intellectual Property, provided that Kedrion may retain one copy of any Kamada Intellectual Property documentation in whatever media if necessary to comply with regulatory requirements, and that Kedrion may, in lieu of returning Kamada Intellectual Property, destroy such property and provide written certification to Kamada of such destruction in form and substance reasonably satisfactory to Kamada.

14.5.	Limited License. Upon approval of the BLA for the Product, Kedrion shall have the right and license to use and display Kamada Marks in a manner to be approved in advance in writing by Kamada, for the exclusive purpose of marketing and promoting the Product. Any such use shall inure to the benefit of Kamada and shall be in accordance with Kamada’s guidelines or other instructions regarding the use of the Kamada Marks, which Kamada may modify from time to time at its sole discretion. Kedrion will not make or permit alteration of the Kamada Marks or removal or modification of any notices or other identifying marks placed by Kamada or its agents on the Product or associated literature.

14.6.	Kedrion Intellectual Property. All right, title and interest in and to all Kedrion Intellectual Property, including but not limited to the Product’s new US registered brand name, shall be the sole and exclusive property of Kedrion. Nothing in this Agreement should be construed to confer upon or grant Kamada any right, title and interest therein. Under this Agreement, “Kedrion Intellectual Property” includes: Kedrion’s trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; Kedrion’s copyrights and registrations and applications for registration thereof; Kedrion’s mask works and registrations and applications for registration thereof; computer software, data and documentation; inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information developed by Kedrion; and copies and tangible embodiments thereof as owned by Kedrion.

14.7.	Upon termination or expiration of this Agreement, Kamada shall return all Kedrion Intellectual Property, except for such Kedrion Intellectual Property which is transferred to Kamada upon termination in accordance with the express provisions of this Agreement, provided that Kamada may retain one copy of any Kedrion Intellectual Property documentation in whatever media if necessary to comply with regulatory requirements, and that Kamada may, in lieu of returning Kedrion Intellectual Property, destroy such property and provide written certification to Kedrion of such destruction.

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15.	INDEPENDENT CONTRACTORS

The relationship between the Parties established by this Agreement is that of independent contractors, and nothing herein shall be construed to constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking. Neither Party shall have any authority to obligate the other in any respect nor hold itself out as having any such authority.

16.	LIMITED WARRANTY; LIMITATION OF LIABILITY

16.1.	Limited Warranty. Kamada warrants to Kedrion that the Product will meet the specifications detailed in the BLA, the Manufacturing Specifications and the Handling Specifications, and Kedrion’s standard operating procedures (as reviewed and approved by Kamada, which approval shall not be unreasonably withheld) at the time of delivery of each shipment of the Product to Kedrion.

16.2.	WARRANTY EXCLUSION. EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, ARE MADE WITH RESPECT TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTY PROVIDED HEREIN SHALL NOT APPLY OR BE APPLICABLE TO ANY PRODUCT WHICH IS DAMAGED OR ALTERED BY KEDRION IN ANY RESPECT.

16.3.	EXCLUSION OF DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER OR ANY CUSTOMER OR THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY UNDER THIS AGREEMENT OR FROM DEFECTS IN OR USE OF THE PRODUCT, AND UNDER ANY THEORY OF LIABILITY, EVEN IF A PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO DAMAGES AWARDED IN THE CASE OF PERSONAL INJURY OR DEATH TO THE EXTENT SUCH DAMAGES CANNOT BE DISCLAIMED UNDER APPLICABLE LAW, OR FOR BREACH OF CONFIDENTIALITY.

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16.4.	CAP ON LIABILITY. TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY’S LIABILITY IN CONNECTION WITH THE PRODUCT OR THIS AGREEMENT EXCEED [*****]. THIS LIMITATION SHALL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE. THIS LIMITATION SHALL NOT APPLY TO AMOUNTS OWING FOR REQUIRED PURCHASES OF THE PRODUCT BY KEDRION UNDER THIS AGREEMENT OR TO DAMAGES AWARDED IN THE CASE OF PERSONAL INJURY OR DEATH.

17.	ASSIGNMENT AND DELEGATION; REORGANIZATION

This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that each Party shall be permitted to assign this Agreement, without the other Party’s consent, to an Affiliate or a company acquiring all or substantially all of the first Party’s relevant assets, voting stock or business to which this Agreement relates, upon written notice to the other Party; provided that the Affiliate or acquiring company does not manufacture, use, test, sell, promote, market, distribute, or otherwise deal in the Territory, in any product, which is similar to and/or competes with the Products, during the Term of this Agreement and, has the financial wherewithal to perform the first party’s obligations under this Agreement to the same extent as the Party. Such assignment shall be subject to the assignee agreeing in writing to assume the benefits and obligations of this Agreement. Any assignment made without prior written consent, if such consent is required, shall be wholly void and invalid. If either Party is reorganized in such a manner that a substantial portion of the assets of a Party are transferred to an Affiliate, then such Party shall require such Affiliate to guaranty the performance of such Party’s obligations under this Agreement. Anything to the contrary herein notwithstanding, each Party agrees that the right and obligations under this Agreement of the other Party may, from time to time, be exercised or performed, as the case may be, in whole or in part by Affiliates of such Party; provided that each Party shall remain liable for any such obligations delegated to its Affiliates.

18.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The UN Convention on Contracts for the International Sale of Goods shall not apply.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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19.	DISPUTE RESOLUTION

19.1.	Initial Efforts. The Parties agree to use their best efforts to resolve any controversy or claim arising out of or relating to this Agreement through good faith negotiations between the Parties for a [*****] period and thereafter, if the controversy or claim has not been resolved, through good faith negotiations between the Parties’ CEO for additional five (5) day period, unless otherwise agreed by the Parties; provided, however, that the foregoing provision shall not apply to any action that (i) seeks injunctive relief or (ii) must be commenced or filed (or not be dismissed) to avoid prejudicing a Party’s rights.

19.2.	Arbitration. The Parties agree that any dispute, controversy or claim that is not resolved under Section 19.1, above, shall be settled by binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall be conducted in the State of New York, in the English language. The arbitration shall be conducted by a sole arbitrator who shall be appointed by mutual agreement of the Parties. The Arbitrator shall be appointed by agreement of the Parties; provided, if the Parties fail to agree upon the Arbitrator within [*****] of notice of arbitration provided by either Party, the Arbitrator shall be appointed by the American Arbitration Association. Upon rendering an award or a decision, the Arbitrator shall set forth in writing the basis of such award or decision. The Arbitrator’s awards and decisions shall be final and binding upon the Parties. Judgment on the award or any other final or interim decision rendered by the Arbitrator may be entered, registered or filed for enforcement purposes in any court having jurisdiction thereof. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the Parties, unless otherwise specified by the arbitrator. Each Party shall bear the cost of its own attorneys’ and expert fees; provided that the arbitrator(s) may in their discretion award to the prevailing Party the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding and nothing contained herein shall prohibit either Party from procuring provisional remedies pending resolution of such arbitration proceeding.

19.3.	Each of the Parties shall be entitled to avail itself of provisional remedies from the courts of the State of New York pending resolution of any arbitration proceeding and may enforce any judgment entered further to the provisions of Section 19.2.

20.	WAIVER

A failure by one of the Parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the Parties hereto with respect to any rights shall extend to or affect any subsequent breach or impair any right consequent thereon.

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21.	AMENDMENTS

No alteration or amendment of this Agreement shall be valid unless agreed to in writing by both Parties.

22.	SEVERABILITY

The Parties agree that it is the intention of neither Party to violate any public policy, statutory or common laws, and governmental or supranational regulations; that if any sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be inoperative and the remainder of the Agreement shall remain binding upon the Parties.

23.	FORCE MAJEURE

Neither Party hereto shall be liable to the other in damages for, nor shall this Agreement be terminable by reason of, any delay or default in such Party’s performance hereunder, if such delay or default is caused by conditions beyond such Party’s control including, but not limited to, acts of God, war, terrorism, insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances including strikes or lockouts, epidemic or failure of suppliers, global shortage in Raw Materials, public utilities or common carriers. Each Party hereto agrees to promptly notify the other Party of any event of force majeure under this Section and to employ all reasonable efforts toward prompt resumption of its performance hereunder when possible if such performance is delayed or interrupted by reason of such event. Financial inability to pay shall not be deemed a condition that is beyond a Party’s control.

24.	NOTICES

All notices and other communications required or desired to be given or sent by one Party to the other Party shall be in writing, in the English language, and shall be delivered in person or sent by courier or registered or certified mail, return receipt requested, and shall be effective when received, addressed as follows:

To Kedrion:	To Kamada:

Kedrion S.p.A.	Kamada Ltd.
Castelvecchio Pascoli	Science Park
Località Ai Conti	Kiryat Weizmann
55051 Barga (LU)	7 Sapir St. P.O Box 4081
Italy	Ness Ziona 74140
Israel

Attn: Paolo Marcucci, CEO	Attn: David Tsur, CEO

Phone: +0039 0583 1969610	Phone: 972-8-9406472
Fax: +0039 0583 1969600	Fax: 972-8-9406473
Email: p.marcucci@Kedrion.com	Email: davidt@Kamada.com

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25.	ENTIRE AGREEMENT

This Agreement, inclusive of all exhibits, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede and replace all prior and contemporaneous agreements, understandings, writings and discussions between the Parties. The Parties acknowledge and agree that neither of the Parties is entering into this Agreement on the basis of, or is relying on, any representations or promises not expressly contained herein. It is agreed that no usage of trade or other regular practice or method of dealing between the Parties hereto shall be used to modify, interpret, supplement, or alter in any manner the terms of this Agreement. This Agreement may not be changed in any way except by an instrument in writing signed by both Parties.

26.	CAPTIONS

The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

27.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

28.	SURVIVAL OF CERTAIN PROVISIONS

The terms of any section which by their nature survives termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation Sections 3.2.1, 3.3, 3.4.1, 4.1.4, 4.2, 4.4.10, 5.13.2, 5.14.2, 6.3, 6.4, 6.5, 6.6, 16.2 through 16.4 and Articles 8, 10, 12 through 14, 18 and 19 through 27.

29.	PROJECT TIMELINE

Kamada and Kedrion will use commercially reasonable efforts to satisfy the Project Timeline annexed hereto as Exhibit G.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective on this date first set forth above.

Kamada Ltd.a		Kedrion S.p.A.

By:	/s/ David Tsur	By:	/s/ Paolo Marcucci
	Signature		Signature

Name:	David Tsur	Name:	Paolo Marcucci

Title:	CEO	Title:	CEO

Date:	July 18, 2011	Date:	July 18, 2011

By:	/s Eyal Leibovitz
Signature

Name:	Eyal Leibovitz

Title:	CFO

Date:	July 18, 2011

Exhibits
Exhibit A: Biologics License Application Approval Letter
Exhibit B: Handling Specifications
Exhibit C: Description of Kamada’s Anti Rabies Immune Globulin “KamRAB” and Product Specifications
Exhibit D: Clinical Trial Tasks
Exhibit E: Purchase Price
Exhibit F: Vendors/Distributors Endorsement – Side Letter Template
Exhibit G: Project Timeline

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Exhibit A
Biologics License Application Approval Letter

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Exhibit B
Handling Specifications

To be provided by Kamada following approval of the BLA

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Exhibit C
Description of KamRAB and
Product Specifications

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Exhibit D
Clinical Trial Obligations

General

Conduct and complete, directly or through a CRO, each required Clinical Trial as contemplated in Section 4.4 of this Agreement.

Collect all data generated by each required Clinical Trial.

Submit a signed Clinical Study Report for each required Clinical Trial.

Detailed

This portion of Exhibit D has been redacted in its entirety.*

IMPORTANT NOTE: additional requirements that relate to conduct and/or analysis of the clinical trial may arise per FDA requirements.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Exhibit E
Purchase Price

Margin and Transfer Price. For the duration of this Agreement, the price for: 1. 10 ml vial of KamRAB from Kamada to Kedrion shall be [*****] and 2. 2 ml vial of KamRAB from Kamada to Kedrion shall be [*****].

Upon a change greater than [*****] in the price of plasma purchased by Kamada from Advanced BioServices LLC further to the provisions of the Plasma Supply Agreement, during the term of this Agreement, [*****].

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Exhibit F
Vendor's Endorsement – Side Letter Template

[KAMADA’s Letterhead]
Date: ____________
To:
[Vendor/Distributor]

Total 2 Pages

Re: Product Liability Insurance

Dear Sirs,

We are writing to inform you that we intend to include you as “Additional Insured” within KAMADA’s Product Liability Insurance Policy.

Such inclusion is subject to the terms and conditions of KAMADA’s Product Liability Policy, a copy of the relevant provisions is attached.

The inclusion is done at KAMADA’s sole discretion and KAMADA may elect to cancel such inclusion, change or reduce the coverage at any time and for any reason whatsoever with or without notice.

Your inclusion in KAMADA’s product liability insurance is in addition to, and not instead of, any other insurance you have or are required to have under your Distribution Agreement with KAMADA. Accordingly, nothing herein derogates, limits or relieves you from any of your responsibilities and liabilities under the Distribution Agreement with KAMADA, including, without limitations, the obligation to obtain the appropriate insurance coverage for your activities in connection with the Distribution Agreement.

Sincerely yours,

KAMADA LTD.

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GENERAL PROVISIONS

Coverage is provided only for sales of KAMADA’s product in the ordinary course of vendor’s business.

Coverage is subject to vendor’s written notice to KAMADA of any product liability claim immediately upon becoming aware of such claim or of circumstances that may lead to such claim.

Coverage expressly excludes liability for or deriving of any express or implied warranty, or any liability for distribution or sale for a purpose unauthorized by KAMADA.

Coverage does not apply to injury or damage:

1.	Arising out of any act of the vendor which changes the condition of the product.

2.	Arising out of any failure to maintain the product in merchantable condition.

3.	Arising out of alteration, treatment, processing, assembling, installation, repairing, packing/repacking, labeling, servicing and the like of such goods by the above Vendor or retailer.

4.	Occurring within the vendor's premises or occurring prior to sale of the designated products.

The Vendor undertakes to comply with the Policy conditions in so far as applicable.

Any disputes that may arise between Vendor and KAMADA and/or the insurers regarding Policy conditions will be governed by Israeli Law.

In the event of cancellation or material reduction of coverage, a thirty (30) days prior written notice shall be given to the Vendor.

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Exhibit G
Project Timeline

This Exhibit G has been redacted in its entirety.*

*	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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